                                   SCHEDULE 14A
                                  (RULE 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

                                 (AMENDMENT NO. 2)


Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]
                                                           [ ]  Confidential, for use of the
Check the appropriate box:                                      Commission only (as permitted
[X]  Preliminary proxy statement                                by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
14a-12

                         CARDINAL REALTY SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                         CARDINAL REALTY SERVICES, INC.

                                                       [                 , 1997]

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of
Cardinal Realty Services, Inc. (the "Company") to be held at [               ]
a.m. (local time) on [                 , 1997] at [                           ].

     At this meeting, you will be asked to vote on the (1) election of five directors; (2) approval of an amendment to the Company's Restated Articles of Incorporation to change the name of the Company to "Lexford, Inc."; (3) approval of the Company's 1997 Performance Equity Plan; and (4) any other business that may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND THE PROPOSAL TO APPROVE THE 1997 PERFORMANCE EQUITY PLAN.

     The Board of Directors will also report on the Company's affairs and there will be a discussion period for questions and answers.

     The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy card and return it in the envelope provided at your earliest convenience.

     Your vote is important and much appreciated.

                                          Sincerely,

                                          /s/ John B. Bartling, Jr.
                                          John B. Bartling, Jr.
                                          President and Chief Executive Officer

                         CARDINAL REALTY SERVICES, INC.
                             6954 AMERICANA PARKWAY
                            REYNOLDSBURG, OHIO 43068

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON [            , 1997]

To Our Shareholders:

     Notice is hereby given of the Annual Meeting of Shareholders of Cardinal
Realty Services, Inc. (the "Company") to be held at [                         ],
on [            , 1997] at [     ] a.m. (local time) to consider and act upon
the following matters which are more fully described in the accompanying Proxy
Statement:

          1. The election of one director for a two-year term expiring in 1999 and the election of four directors for three-year terms expiring in 2000;

          2. The approval of an amendment to the Company's Restated Articles of Incorporation to change the name of the Company to "Lexford, Inc.";

          3. The approval of the Company's 1997 Performance Equity Plan; and

          4. To transact any other business which may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION AND THE PROPOSAL TO APPROVE THE 1997 PERFORMANCE EQUITY PLAN.

     Shareholders of record as of the close of business on [            , 1997],
will be entitled to notice of, and to vote at, the meeting.

     Shareholders who are unable to attend the meeting in person are requested to complete, sign, date and return the enclosed proxy in the envelope provided. No postage is required if mailed in the United States. A proxy may be revoked by a shareholder by written notice to the Secretary of the Company or the Secretary of the meeting at any time prior to its use.

                                             By order of the Board of Directors,

                                             /s/ Jeffrey D. Meyer
                                             Jeffrey D. Meyer
                                             Secretary

Columbus, Ohio
[            , 1997]

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
         PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
        PROMPTLY IN THE RETURN ENVELOPE PROVIDED. IN ORDER TO AVOID THE
       ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK
              YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.
--------------------------------------------------------------------------------

                         CARDINAL REALTY SERVICES, INC.
                             6954 AMERICANA PARKWAY
                            REYNOLDSBURG, OHIO 43068

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to holders of common stock, without par value ("Common Stock"), of Cardinal Realty Services, Inc. (the "Company") for
use at the Annual Meeting of Shareholders to be held on [            , 1997], or
at any adjournments or postponements thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. A proxy card for the meeting and a return envelope are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company, or with the Secretary of the meeting, a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting.

     The purpose of the meeting is to: (a) elect one Class I director to the Board of Directors (the "Board") for a two-year term expiring in 1999 and elect four Class II directors to the Board for three-year terms expiring in 2000; (b) approve an amendment to the Company's Restated Articles of Incorporation to change the name of the Company to "Lexford, Inc."; (c) approve the Company's 1997 Performance Equity Plan; and (d) transact any other business which may properly come before the meeting. While the Company is not currently aware of any other matters which will come before the meeting, if any other matters do properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR each of the nominees for director and each of the proposals listed as items (b) and (c), unless otherwise indicated on the form of proxy.

     Proxies for use at the meeting are being solicited by the Board of the
Company. Shareholders of record at the close of business on [            , 1997]
(the "Record Date") will be entitled to notice of and to vote at the meeting. Proxies are being mailed to shareholders with this Proxy Statement on or about
[            , 1997]. On May 22, 1997, the Company had outstanding 4,486,592 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The holders of a majority of the shares of Common Stock issued and outstanding on the Record Date, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Provided that a quorum is represented at the meeting the proposals will require the following affirmative votes for approval:

          (a) Each nominee for election to the Board will be elected by a plurality of the votes cast in the election of such director;

          (b) The affirmative vote of a majority of the shares of Common Stock issued and outstanding is required to approve the amendment to the Company's Restated Articles of Incorporation; and

          (c) The affirmative vote of a majority of the shares of Common Stock issued and outstanding and held by persons other than those persons to whom shares may be issued pursuant to the 1997 Performance Equity Plan will be required to approve the 1997 Performance Equity Plan.

Abstentions (including broker non-votes) do not count as votes cast.

     Proxies will be solicited primarily by mail, but additional solicitation may be made in person or by telephone by officers or employees of the Company. In addition, the Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in soliciting proxies. MacKenzie Partners, Inc. will receive a fee of $7,500 for such assistance together with reimbursement of its out-of-pocket expenses. All solicitation expenses, including all payments to MacKenzie Partners, Inc. and the costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

                         ITEM 1:  ELECTION OF DIRECTORS

     At the meeting, one Class I director is to be elected for a two-year term expiring at the annual meeting in 1999 and four Class II directors are to be elected for three-year terms expiring at the annual meeting in 2000. Members of the Board serve until their successors have been duly elected and qualified or until their earlier resignation or removal. If a vacancy occurs during the term of any director, such vacancy may be filled by the Board for the remainder of the full term. Set forth below are the names of, and certain information with respect to, the persons nominated by the Nominating Committee of the Board for election as directors. Unless otherwise specified, all duly executed proxies will be voted FOR the election of such nominees.

     The persons named in the proxy will be authorized to vote for the five nominees proposed by the Nominating Committee of the Board that are named below, unless such authorization is withheld. Proxies cannot be voted for a greater number of persons than the number of nominees named. To the knowledge of the Board, all of the nominees will be available for service at the date of the meeting. If, for any reason, any of the nominees should become unavailable for election, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Nominating Committee of the Board.

     The Company's Regulations provide that the terms of the directors will be staggered with three classes of directors, each class consisting of a number of directors to be determined by resolution of the Board, provided that the total number of directors be no less than nine or more than twelve directors. Currently there are three directors serving in each of the three classes. Messrs. Madigan, Neilan and Pollack are current directors of the Company and their term expires at the annual meeting in 1997 and all three have been nominated for re-election. The Merger Agreement dated August 1, 1996, pursuant to which the Company acquired Lexford Properties, Inc., contains the Company's agreement to cause Patrick M. Holder and Stanley R. Fimberg to be nominated for election as members of the Board at the Company's next annual shareholders meeting, which annual meeting is the subject of this Proxy Statement. Accordingly, the Board has by resolution, increased the number of members of the Board to eleven and designated the additional two directors as Class I and Class II directors, respectively. The Nominating Committee of the Board has nominated Mr. Holder for election as a Class I director and has nominated Mr. Fimberg for election as a Class II director.

NOMINEES FOR DIRECTOR

           CLASS I DIRECTOR TO BE ELECTED AT THE 1997 ANNUAL MEETING

                                 HAS SERVED
                                     AS
                                  DIRECTOR                    PRINCIPAL OCCUPATION
NAME                     AGE       SINCE                    AND BUSINESS EXPERIENCE
----                    -----   ------------    ------------------------------------------------
Patrick M. Holder        49         n/a        Executive Vice President of the Company since
                                                December 20, 1996 and President of Lexford
                                                Properties, Inc., a wholly owned subsidiary of
                                                the Company, since August 1, 1996. Mr. Holder
                                                was President of Lexford Partners, a Texas joint
                                                venture and manager of multi-family properties
                                                (and the predecessor to Lexford Properties,
                                                Inc.) from 1988 to July 31, 1996. Mr. Holder
                                                previously served as President of Brentwood
                                                Properties, a property management firm, from
                                                1987 to 1988.

          CLASS II DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING

                                 HAS SERVED
                                     AS
                                  DIRECTOR                    PRINCIPAL OCCUPATION
NAME                     AGE       SINCE                    AND BUSINESS EXPERIENCE
----                    -----   ------------    ------------------------------------------------
Joseph E. Madigan         64        1992        A corporate financial consultant, Mr. Madigan
                                                also is a Director of Skyline Chili, Inc., VOCA
                                                Corporation and The Frank Gates Service Company.
                                                Mr. Madigan currently serves as Chairman of the
                                                Company's Board of Directors and served as
                                                Acting Chief Executive Officer of the Company
                                                from June 13, 1995 to December 1, 1995. Mr.
                                                Madigan was Executive Vice President, Chief
                                                Financial Officer and Director of Wendy's
                                                International, Inc. from 1980 through 1987. He
                                                was Treasurer and Vice President of Borden, Inc.
                                                between 1968 and 1980. Mr. Madigan is also a
                                                former Trustee of Excelsior Income Shares, Inc.,
                                                a closed-end income fund, and NCC Funds, a
                                                Cleveland-based closed-end investment fund.
George J. Neilan          61        1992        President of Allstate Development Company, and
                                                has been involved in land acquisition and
                                                development in the Charleston, West Virginia
                                                area since 1982. He also maintains an
                                                intellectual property legal practice in South
                                                Charleston, West Virginia.

Glenn C. Pollack          39        1992        Senior Vice President of Brown, Gibbons, Lang &
                                                Company, L.P., an investment banking firm
                                                located in Cleveland, Ohio, since January 6,
                                                1997. Mr. Pollack served as President of Zeus
                                                Advisors, Inc., a consulting firm located in
                                                Cleveland, Ohio, from November 1994 to December
                                                1996. From September 1989 to October 1994, Mr.
                                                Pollack was Chief Executive Officer of A & W
                                                Foods, Inc., a regional food distributor. Mr.
                                                Pollack was a senior manager in the Corporate
                                                Strategies Group at the Cleveland office of
                                                Price Waterhouse in 1988 and 1989, and served in
                                                a similar capacity from 1984 to 1988 with
                                                Siedmann & Associates, a Cleveland-based
                                                consulting firm.

Stanley R. Fimberg        63         n/a        Managing member of FSC Realty, LLC, a real
                                                estate firm specializing in the ownership of
                                                multi-family properties, since March 1, 1996.
                                                Mr. Fimberg served as President of Fimberg
                                                Realty, Inc., a co-venturer of Lexford
                                                Properties, a Texas joint venture and manager of
                                                multi-family properties and successor to
                                                Brentwood Properties, from 1988 until July 1996.
                                                Mr. Fimberg has devoted his energies solely to
                                                real estate investment activities since 1970.
                                                Prior to that time, Mr. Fimberg served as an
                                                attorney with O'Melveny & Myers and worked in
                                                the office of the Tax Legislative Counsel of the
                                                U.S. Treasury Department in Washington, D.C.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

           CLASS III DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING

                                 HAS SERVED
                                     AS
                                  DIRECTOR                    PRINCIPAL OCCUPATION
NAME                     AGE       SINCE                    AND BUSINESS EXPERIENCE
----                    -----   ------------    ------------------------------------------------
John B. Bartling, Jr.     39        1995        President and Chief Executive Officer of the
                                                Company since December 1, 1995. From April 1993
                                                until December 1995, Mr. Bartling was a Director
                                                in the Real Estate Products Group of CS First
                                                Boston, an investment banking firm. He was an
                                                executive officer of NHP, Inc., a company
                                                specializing in the development, ownership and
                                                management of real estate assets, from June 1987
                                                to April 1993. In addition, Mr. Bartling served
                                                as Executive Vice President of NHP Real Estate
                                                Corp., NHP Capital Corp. and NHP Servicing Inc.,
                                                wholly owned subsidiaries of NHP, Inc., from
                                                1991 to April 1993.
George R. Oberer, Sr.     69        1992        Chairman of the Board and past President and CEO
                                                of Oberer Development Company since the early
                                                1970s. He was President of the predecessor
                                                corporation, Oberer Construction Company, since
                                                1953. Mr. Oberer is President and CEO of Gold
                                                Key Realty Company. Oberer Development Company
                                                and Gold Key Realty Company are engaged in real
                                                estate development and management, respectively.

Robert J. Weiler          61        1992        A central Ohio real estate developer, Mr. Weiler
                                                joined The Robert Weiler Company in 1957 and has
                                                been Chairman of the Board since 1987. A real
                                                estate consultant since 1970, Mr. Weiler also is
                                                a licensed real estate appraiser and a member of
                                                the Appraisal Institute, having served as
                                                President of the Ohio Chapter. He was a Director
                                                of the National and Ohio Association of Realtors
                                                and is a past President of the Columbus Board of
                                                Realtors. Formerly, he was a Director of Main
                                                Federal, Freedom Federal and Buckeye Federal
                                                Savings & Loan.

            CLASS I DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING

Robert V. Gothier, Sr.    49        1992        President of RVG Management & Development
                                                Company, a manager and developer of residential
                                                and commercial properties, since 1976 and
                                                general partner of Rostan Associates, a real
                                                estate holding company associated with RVG
                                                Management and Development Company, since 1986.
                                                Mr. Gothier also is a member of the Harrisburg
                                                Board of Realtors and the legislative board of
                                                the Pennsylvania Manufactured Home Association.

H. Jeffrey Schwartz       42        1992        Partner in the law firm of Benesch, Friedlander,
                                                Coplan & Aronoff LLP ("BFCA") since 1988 and
                                                Chairman of the firm's Bankruptcy and Commercial
                                                Department. Prior to joining BFCA in 1983, Mr.
                                                Schwartz was a law clerk to the Honorable
                                                William J. O'Neill, United States Bankruptcy
                                                Court for the Northern District of Ohio, from
                                                1982 to 1983 and to the Honorable Joseph T.
                                                Molitoris, United States Bankruptcy Court for
                                                the Northern District of Ohio from 1980 to 1982.
                                                Mr. Schwartz is a faculty member of the
                                                Bankruptcy Litigation Institute, has written
                                                numerous articles on bankruptcy law and is the
                                                former Chairman of the Section of Bankruptcy and
                                                Commercial Law of the Cleveland Bar Association.

Gerald E. Wedren          60        1992        President of Craig Capital Co., a Washington,
                                                D.C.-based merger and acquisition firm, since
                                                1973. Mr. Wedren has been Managing Partner of
                                                Tavern Real Estate Limited Partnership and
                                                Wedren Associates, which own and lease
                                                properties in the Washington and Baltimore area,
                                                since 1988. Mr. Wedren was President of G.E.W.,
                                                Inc., an owner of fast food restaurants, from
                                                1981 to 1988; was of counsel with the Columbus
                                                law firm of Brownfield, Bowen, Bally & Sturtz
                                                from 1973 to 1981; and was Acting Director of
                                                the Department of Commerce and Commissioner of
                                                Securities for the State of Ohio in 1971 and
                                                1972. He is a Director of Marwed Corporation and
                                                Tavern Realty Co.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board held 11 meetings during 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he served during 1996.

     The Board has established four committees: an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee. The general functions and composition of each Board committee and the number of committee meetings held by each committee during the last fiscal year are set forth below.

  Executive Committee

     The Executive Committee is authorized to exercise all of the powers of the Board, except the power to fill vacancies on the Board or a committee of the Board. The Executive Committee held eight meetings during 1996. The composition of the Executive Committee is as follows:

        Joseph E. Madigan, Chairman
        John B. Bartling, Jr.
        George R. Oberer, Sr.
        H. Jeffrey Schwartz
        Robert J. Weiler

  Nominating Committee

     The Nominating Committee is authorized to make nominations to fill vacancies on the Board or a committee of the Board. The Nominating Committee will consider nominees recommended by shareholders in future years. Such a recommendation will be considered if a timely written notice is submitted to the

Company c/o "Chairman, Nominating Committee" at its principal executive offices. To be timely, a nomination by a shareholder must be received by the Company not less than 60 nor more than 90 calendar days prior to the annual meeting date; provided, however, that in the event the Company has not issued a press release announcing the annual meeting date at least 75 calendar days prior to the annual meeting date, a nomination by a shareholder must be received by the Company not later than ten calendar days following the day on which a public announcement of the annual meeting date is first made. The nomination must include (i) the name and address of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to nominate the person specified in the nomination at the meeting, (iii) the number of shares of the Company owned beneficially and of record by the shareholder and by the beneficial owner, if any, on whose behalf the nomination is made, (iv) a description of all arrangements or understandings between or among the shareholder, the beneficial owner, if any, the nominee, and any other persons involved with such nomination, (v) such other information regarding each nominee as would be required in the proxy statement and (vi) a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their business, financial and public service experience, and should not represent any particular constituency, but rather the shareholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a Company director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more Board committees.

     The Nominating Committee also reviews the performance of Board members, develops and administers the Board's self-evaluation and other policies and has the authority to establish policies to evaluate the performance of Board members and to prescribe requirements and qualifications for individuals nominated for election to the Board. The Nominating Committee held four meetings during 1996. The composition of the Nominating Committee is as follows:

        H. Jeffrey Schwartz, Chairman
        George J. Neilan
        Gerald E. Wedren

  Audit Committee

     The primary functions of the Audit Committee are to review the services provided by the Company's independent auditors and the independence of such firm from the management of the Company. The Audit Committee also assists the Board in discharging its duties relating to the internal control, accounting and reporting practices of the Company. The Audit Committee also reviews the scope of audits by the Company's independent auditors, the annual financial statements of the Company, the Company's systems of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held two meetings during 1996. The composition of the Audit Committee is as follows:

        Robert V. Gothier, Sr., Chairman
        Glenn C. Pollack
        Robert J. Weiler

  Compensation Committee

     The Compensation Committee is authorized to: (i) administer the Company's various compensation plans; (ii) review and recommend to the Board of Directors compensation levels for executive officers, evaluate executive management's performance; (iii) consider executive management succession and related matters;
(iv) review the Company's benefit plans in which officers and directors of the Company or its affiliates are eligible to participate; (v) periodically review the equity compensation plans of the Company and the grants under such plans;
(iv) carry out the duties of the Compensation Committee contained in stock option plans or other employee benefit plans adopted by the Company; and (vii) approve, take and implement any and all such actions and exercise any and all such additional powers as may be necessary or incidental to any of the foregoing powers. The Compensation Committee held fourteen meetings during 1996. The composition of the Compensation Committee is as follows:

        Glenn C. Pollack, Chairman
        George R. Oberer, Sr.
        Gerald E. Wedren

  Director Compensation

     Each director of the Company who is not an employee of the Company is paid an annual retainer fee of $15,000, plus (a) meeting fees of $1,000 for attendance at each meeting of the Board and (b) $750 for each committee meeting that occurs on a date when the full Board does not meet. Pursuant to the Company's 1992 Incentive Equity Plan, as amended (the "Incentive Equity Plan"), each member of the Board at September 1992 who was not employed by the Company was granted a stock option to purchase shares of the Company's Common Stock representing 0.1875% of the Company's "Total Committed Equity", subject to certain vesting requirements, which was subsequently calculated to be an option to purchase 7,500 shares of the Company's Common Stock for each such director (6,750 shares of which are currently exercisable). The foregoing stock options expire on September 19, 2002. "Total Committed Equity" is defined in the Incentive Equity Plan as the total number of shares of the Company's Common Stock (a) issued upon the allowance of claims (as defined in Section 101(5) of the Bankruptcy Code) pursuant to the Third Amended Plan of Reorganization of the Company and its substantively consolidated subsidiaries (the "Plan of Reorganization") that was confirmed by the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division (the "Bankruptcy Court") on August 26, 1992 and became effective on September 11, 1992 and (b) issued or reserved for issuance under the Incentive Equity Plan as of September 11, 1992. In addition, each incumbent director was granted on November 30, 1995, May 23, 1996, and each "eligible" director will be granted annually on the day after the Company's Annual Meeting of Shareholders, so long as each such eligible director remains a director of the Company, an option to purchase 2,000 shares of the Company's Common Stock with an exercise price equal to the fair market value on the date of the grant, a ten year term from date of grant and a vesting period of the lesser of one year or the period from the date of the grant to the next annual meeting of shareholders. An "eligible" director is a director who is not an employee of the Company and who has served continuously as a director for at least ten months preceding the date of option grant.

     At the Company's annual shareholders meeting held on May 22, 1996, the shareholders approved the Company's Non-Employee Director Restricted Stock Plan (the "Directors Restricted Stock Plan"). Under the terms of the Directors Restricted Stock Plan, each non-employee director of the Company may elect to receive shares of the Company's Common Stock in lieu of cash directors fees otherwise payable to him. The Company has reserved 50,000 shares for issuance under the Directors Restricted Stock Plan and is also authorized to purchase shares of the Company's Common Stock on the open market or in private transactions in order to provide for the payment of shares of the Company's Common Stock to non-employee directors under the Directors Restricted Stock Plan. Each non-employee director who participates in the Directors Restricted Stock Plan receives shares of restricted Common Stock in lieu of cash compensation with the shares paid to such director being valued at a 20% discount from their fair market value on the date of payment. The payment date for such shares is the last business day of each calendar quarter. Shares of restricted Common Stock issued or paid to directors under the Directors Restricted Stock Plan have a restriction period of 3 years. The director may not sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of the shares during the restriction period, except by bequest pursuant to a will or by intestacy. All restrictions will lapse and the holder of the restricted Common Stock will be entitled to receipt of the shares following the earliest of
(a) 3 years from the date of the issuance or payment of the restricted Common Stock to the holder; (b) the date of the holder's death or disability; (c) the date the holder, after being nominated by the Board, is not elected by the shareholders in an election for the Board; or (d) the date on which the Board determines that the holder will not be nominated for election to the Board. Shares of the restricted Common Stock will be forfeited to the Company in the event that, during the restriction period, the holder (a) resigns (other than by reason of disability) or is dismissed for cause from the Board during his elected term as a director; (b) declines to stand for an election to the Board after having been nominated by the Board; or (c) sells, exchanges, transfers, pledges, hypothecates, assigns or otherwise attempts to dispose of shares of restricted Common Stock except by bequest pursuant to a will or intestacy. As of the end of the Company's 1996 fiscal year, each non-employee director had elected to participate in the Directors Restricted Stock Plan by electing to receive shares of restricted Common Stock in lieu of a percentage of directors fees otherwise payable in cash, such elective percentages ranging from 25% to 100% of directors fees.

     Subject to the approval of the shareholders at the meeting, each non-employee director will also participate in the Company's 1997 Performance Equity Plan. The Company's 1997 Performance Equity Plan is more fully described in item 3 of this Proxy Statement and the actual text of the 1997 Performance Equity Plan, together with the form of Award Agreement to be entered into between the Company and each person who will participate in such Plan, is attached to this Proxy Statement as Annex A.

                   ITEM 2:  PROPOSAL TO APPROVE AMENDMENT TO
             ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME

     On February 20, 1997, the Board of Directors of the Company adopted, subject to shareholder approval, an amendment of the Company's Restated Articles of Incorporation ("Articles") to change the name of the Company to "Lexford, Inc." The current name of the Company is "Cardinal Realty Services, Inc."


     Cardinal Industries, Inc., predecessor to the Company ("CII"), was founded in 1954. From 1970 until its Chapter 11 bankruptcy filing in May 1989, CII became one of the largest manufacturers of a standardized modular housing product for use in various configurations for several product lines, including single-story multi-family housing, motels and retirement villages. In response to changes in the federal income tax laws taking effect in 1976 that permitted substantial tax shelter opportunities for limited partner investors, CII created one of the nation's largest broker/dealer networks to market interests in limited partnerships formed to acquire, develop and own multi-family residential real estate projects constructed with CII's products. However, the enactment of significant federal income tax law changes in 1986 virtually eliminated the prior tax shelter opportunities for investors in real estate and changed the structure of investment tax credits. Nonetheless, CII continued to manufacture modular housing units intended for use in multi-family housing, motel and retirement village developments to be financed through syndicated limited partnership offerings. During 1987 and 1988 CII unsuccessfully attempted to finance approximately 200 developments through such limited partnership offerings and, in each instance, had to fund virtually all equity capital required for each such development from internal funds and debt financing sources. During the same period as CII's loan obligations increased and its cash flow declined, CII and certain of its subsidiaries had insufficient funds with which to make timely payments in respect of their loan obligations (most of which subsidiaries' loan obligations were also guaranteed by CII). The 1986 income tax law changes and defaults under loan obligations served as the catalysts for CII's bankruptcy filing. Pursuant to the Findings of Fact, Conclusions of Law and Order Confirming Third Amended Plan of Reorganization of Jay Alix, Chapter 11 Trustee, For Cardinal Industries, Inc. and its Substantively Consolidated Subsidiaries (the "Chapter 11 Bankruptcy Plan of Reorganization") as entered in Case No. 2-89-02779 in the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, on August 26, 1992, CII's name was changed to Cardinal Realty Services, Inc. The "new" company (i.e., the Company) became a publicly held corporation by issuing stock to its creditors and registering the Common Stock under the Securities Exchange Act of 1934 with the Securities and Exchange Commission on June 29, 1993. While over the years the name "Cardinal" achieved a distinctive place in the annals of the manufacturing, ownership and management of multi-family housing in the United States, it is also associated with syndicated real estate limited partnership programs that have lost their appeal and met with general investor disfavor. The name "Cardinal" also conjures the image of a formerly bankrupt company among many industry and investment community participants and observers.


     The Board believes it is appropriate at this time to adopt as the Company's name the name Lexford, Inc. to better associate the Company with its well-respected wholly-owned subsidiary, Lexford Properties, Inc., and positively emphasize the Company's management services business.

     Management believes that the costs associated with the name change will not be material. Virtually no advertising will be required, for example, because most advertising already carries the Lexford name and logo. The Company has already substantially accomplished the integration of its pre-existing management services business with the operations of Lexford Properties, Inc. since the Company's acquisition of Lexford Properties, Inc. in August 1996. At present, substantially all of the Company's management services are conducted under the Lexford name.

     The Company's remaining business, its investment management business, does not require significant media advertising or public relations exposure inasmuch as it relates principally to the Company's ownership of, and investment in, real estate assets and the provision of services to passive limited partner investors with whom the Company has a long established relationship. In turn, the apartment communities in which the Company maintains ownership interests conduct business in their own partnership names. Accordingly, substantial expenses which might otherwise follow a name change by way of signage requirements, et cetera, will not impact the Company.

     Before adopting the Amendment to the Company's Articles, the Board and management solicited input from industry participants and investment banking and other investment community professionals as to the image associated with the name "Cardinal." In addition, management, unfortunately, was often faced with unsolicited negative reaction to the name "Cardinal" from investment industry participants as well as commercial mortgage loan originators and government sponsored, as well as private, participants in the secondary mortgage loan market. It is principally the realization of the images with which these important individuals and entities associated the Company's name that led management and the Board to consider and adopt the proposal to amend the Articles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES.

           ITEM 3:  PROPOSAL TO APPROVE 1997 PERFORMANCE EQUITY PLAN

     There will be presented to the meeting a proposal to approve the Company's 1997 Performance Equity Plan (the "Performance Plan"). The Performance Plan was developed and approved by the Compensation Committee of the Board of Directors (the "Committee") with the assistance of, and specific input from, an outside independent compensation consultant. The following summary of the Performance Plan is qualified in its entirety by reference to the Performance Plan and the forms of the Award Agreements to be entered into between the Company and each person who will participate in the Plan, copies of each of which are attached to this Proxy Statement as Annex A.

PURPOSE

     The Board of Directors of the Company has adopted the Performance Plan subject to shareholder approval. The Performance Plan is intended to provide and promote a unity of interests with the Company's shareholders by rewarding certain officers of the Company and its wholly owned subsidiary, Lexford Properties, Inc., and Company non-employee directors for attaining performance goals based on earnings growth and enhanced shareholder value.

SHARES GRANTED UNDER THE PERFORMANCE PLAN

     The Performance Plan authorizes the grant of restricted stock awards to certain officers and non-employee directors. A total of 318,000 shares of restricted Company Common Stock are available for grants under the Performance Plan. The Committee will administer the Performance Plan.

     Restricted stock awards under the Performance Plan consist of grants of shares of Company Common Stock subject to forfeiture and other restrictions established by the Committee. Until the restrictions with respect to a restricted stock award lapse, the shares will be held by the Company and may not be sold or otherwise transferred by the recipient of the award.

VESTING OF SHARES UPON ATTAINMENT OF PERFORMANCE GOALS

     Vesting under the Performance Plan occurs only upon attainment of specified performance goals. The Performance Plan has a three year term (1997-1999), with increasing performance goals associated with each year of the term (each "Performance Year"). The performance goals for each Performance Year consist of a share price target and an Adjusted EBITDA (as defined below) target (the "Performance Targets"). Share price is measured with reference to the share price of Company Common Stock (the "Share Price"). Adjusted EBITDA is measured by the amount of the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) determined in accordance with generally accepted accounting principles, with the following adjustments: (1) non-recurring items (including expenses related to the grant or vesting of Awards) are disregarded;
(2) the amount is reduced by mortgage interest on the properties wholly-owned by the Company; and (3) for properties sold by the Company after December 31, 1996, the net sale proceeds from the sale of any such property is included in the amount by amortizing the proceeds over a five year period together with interest deemed to accrue on the unamortized amount of such proceeds at a rate equal to the Company's cost of capital as the imputed interest rate ("Adjusted EBITDA").

     Vesting of awards associated with each Performance Year occurs at two levels based upon annual growth in either of the Performance Targets: Level I vesting occurs if such annual growth equals or exceeds 12%; and Level II vesting occurs if such annual growth equals or exceeds 18%. The awards of Company Common Stock associated with each of the three Performance Years are as follows:

                                                             LEVEL I        LEVEL II
                                                           -----------     -----------
          Mr. Bartling...................................  10,000 Shs.     14,000 Shs.
          Mr. Thompson...................................   7,000 Shs.      9,000 Shs.
          Mr. Koegler....................................   2,000 Shs.      3,500 Shs.
          Mr. Sosh.......................................   2,000 Shs.      3,500 Shs.
          Ms. Souder.....................................   2,000 Shs.      3,500 Shs.
          Each Non-Employee Director.....................   2,000 Shs.      3,500 Shs.

     In the event that an individual (for example, Mr. Fimberg) becomes a non-employee director after May 14, 1997, awards will be made to the individual at the level indicated above for non-employee directors adjusted to reflect the portion of the Performance Years during which the individual did not serve as a director, but only to the extent there are sufficient reserved shares of Company Common Stock (including any such shares forfeited under the Performance Plan) available for such awards. The Committee may make additional awards to officers under the Performance Plan to the extent that there are sufficient reserved shares of Company Common Stock (including any such shares forfeited under the Performance Plan) available for such awards, provided, however, that additional awards to the officers identified above will not be made unless the Committee determines that such additional awards are an appropriate response to a significant increase in the individual's duties and responsibilities to the Company.

     For 1997, growth in the Performance Targets is measured against the initial baseline amounts (the "Initial Baselines") described below. The initial baseline for Adjusted EBITDA equals the Company's Adjusted EBITDA for the year ended December 31, 1996. The initial baseline for Share Price will equal the share price of Company Common Stock on the date as of which the Performance Plan is approved by the Company's shareholders.

     For the 1998 and 1999 Performance Years, the baselines used in measuring growth are reset at the Level II targets for the preceding year. Accordingly, the growth targets for each of the Performance Years, expressed as a percentage of the Initial Baselines, are as follows:

                                                                       TARGETS AS A
                                                                      PERCENTAGE OF
                                                                       THE INITIAL
                                                                        BASELINES
                                                                   --------------------
                                                                   LEVEL I     LEVEL II
          PERFORMANCE YEAR                                         VESTING     VESTING
          ----------------                                         -------     --------
               1997..............................................   112.00%      118.00%
               1998..............................................   132.16%      139.24%
               1999..............................................   155.95%      164.30%

     The amount of awards that vest for a Performance Year is determined by comparing average Share Price over the last 20 days of the year and the Adjusted EBITDA for the year with the baselines for the Performance Year. Level I vesting of the awards associated with the Performance Year occurs if either of the Performance Targets for the year exceed the baseline amount by at least 12%. Additional Level II vesting occurs if the baseline is exceeded by at least 18%. In recognition of the cumulative nature of the baselines, vesting at Level I or Level II for a Performance Year results in the vesting of any non-vested shares associated with a prior Performance Year. If, for a Performance Year, the Share Price as of the end of the year or the Adjusted EBITDA for the year exceeds a Performance Target for a subsequent Performance Year, the awards associated with the subsequent Performance Year will vest early, at the level that would otherwise occur in such subsequent year.

     Any awards that remain non-vested after the third Performance Year will be forfeited. If a recipient of an award who is an employee dies, is terminated by the Company or any subsidiary for any reason other than Misconduct (as defined in the Performance Plan), or if the recipient resigns for Good Reason (as defined in the Performance Plan), the recipient will vest in awards based on performance actually achieved for the Performance Year of termination as if the recipient were employed for the full year, otherwise, the remaining non-vested awards will be forfeited. If a non-employee director ceases to be a director for any reason, and if the performance goals are satisfied for such year, the director will vest in shares for such year in the same proportion as the number of days he served as a director during the year bears to the total number of days during the year. The remainder of the shares will be forfeited. Shares of Company Common Stock that are forfeited will be cancelled by the Company.

     Assuming that all of the awards all vest at Level II for all three Performance Years, the number of shares of Company Common Stock awarded and vested under the Performance Plan would be as follows: (i) for the executive officers of the Company and its subsidiary, Lexford Properties, Inc.: Mr. Bartling -- 72,000, Mr. Thompson -- 48,000, Mr. Koegler -- 16,500, Mr.
Sosh -- 16,500, Ms. Souder -- 16,500; (ii) for the non-employee directors of the
Company: Mr. Madigan -- 16,500, Mr. Neilan -- 16,500, Mr. Weiler -- 16,500, Mr. Gothier -- 16,500, Mr. Pollack -- 16,500, Mr. Schwartz -- 16,500, Mr.
Oberer -- 16,500, Mr. Wedren -- 16,500 and Mr. Fimberg --        ; and (iii) for
all officers and directors as a group --        .

CHANGE IN CONTROL OF THE COMPANY

     In the event of a change in control of the Company (as defined in the Performance Plan), vesting of awards occurs immediately to the extent that the Share Price at the time of the change equals or exceeds the normal targets associated with each year's awards except that, for a change in control occurring in 1997 or 1998, the awards associated with 1999 will fully vest if the Share Price at the time of the change equals or exceeds 110% of the 1998 Level II Share Price target.

CASH PAYMENTS BY THE COMPANY

     The Performance Plan provides that the Company will make a cash payment to any participant who becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") on "excess parachute payments" contingent on a change in control. The amount of the cash payment is determined in a manner designed to put the individual in the same position he or she would have been in had the excise tax not applied. As such, this make-whole cash payment covers the initial excise tax, the additional excise tax on the cash payment and the federal, state and local income taxes on the cash payment. The Company recognizes that this cash payment feature has the effect of adding to the cost of future potential change in control transactions.

DEFERRAL OF COMPANY STOCK INTO THE RABBI TRUST

     Each individual who has received an award of restricted stock may make a written election to defer receipt of such shares when the restrictions lapse (a "Deferral Election"). Shares deferred under this arrangement will be contributed to the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust (the "Rabbi Trust") (see "-- Compensation Committee Report on Executive Compensation -- Deductibility") and held in the Rabbi Trust until the executive terminates employment or the non-employee director ceases to be a director. So long as Company Common Stock remains in the Rabbi Trust, dividends paid on such stock will also be held in the Rabbi Trust. Also, if Code Section 162(m) would operate to limit the Company's federal income tax deduction resulting in tax liability to the Company with respect to remuneration payable to the recipient of an award, the shares will automatically be deferred into the Rabbi Trust to the extent necessary to avoid such tax liability and held for the benefit of the individual until the year in which the Company would no longer have any tax liability relating to remuneration payable to such individual.

AWARDS NOT SUBJECT TO ASSIGNMENT

     An award will not be transferable, other than by will or the laws of descent and distribution, or in certain circumstances, pursuant to a qualified domestic relations order.

TERM OF THE PERFORMANCE PLAN

     The Performance Plan will terminate after the disposition of shares is completed, either by vesting or by forfeiture, after the first to occur of a change in control, or December 31, 1999.

     The Performance Plan may be amended by the Board of Directors of the Company, provided that no amendment may impair any rights of any holder of an award previously granted under the Performance Plan without the holder's consent.

FEDERAL INCOME TAX CONSEQUENCES

     Generally, an individual to whom a restricted stock award is made under the Performance Plan will recognize ordinary income for federal income tax purposes in an amount equal to the fair market value of the shares of Company Common Stock received at the time the shares first become transferable or are no longer subject to a substantial risk of forfeiture and such amount will generally then be deductible for federal income tax purposes by the Company. However, to the extent awards are deferred into the Rabbi Trust, the recipient will not recognize taxable income and the Company will not be allowed a deduction until the amounts are distributed from the Rabbi Trust. For tax purposes, in addition to other restrictions, the Company Common Stock is considered to be subject to a substantial risk of forfeiture as long as the sale of the shares could subject the participant to suit under the "short swing profit" provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"). Under Section 16, the grant of restricted stock award pursuant to the Performance Plan will generally be exempt from the "short swing profit" provisions only if the Company Common Stock is held at least six months prior to its sale. Therefore, the taxation of a restricted stock award to a person subject to Section 16 will generally be deferred for such six-month period. The vesting of restricted stock is generally exempt for Section 16 purposes.

     Any cash payment received in conjunction with an award of restricted stock under the Performance Plan will be taxed to the recipient as ordinary income at the time he or she receives it, and the Company will generally be entitled, subject to the limitations of Sections 280G and 162(m) of the Code, to a corresponding tax deduction at such time. Under Code Section 280G, the make-whole cash payments made to an individual for the Code Section 4999 excise tax (as described above) would not be deductible to the Company. Section 162(m) of the Code will generally limit to $1.0 million the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Restricted stock awards under the Performance Plan, other than the awards associated with 1997, may qualify as "performance based" compensation exempt from the Section 162(m) limitation; however, the Company does not intend to seek a ruling from the Internal Revenue Service on this issue. If an award of restricted stock to an individual referred to above is not "performance based," the amount that would otherwise be deductible by the Company in respect of such award will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1.0 million. The Performance Plan contains a deferral mechanism to prevent application of the Section 162(m) deduction limit if the limit would result in federal income tax liability to the Company.


     It is the Company's intention to facilitate executives' ability to defer taxable compensation, which will also result in a deferral of the Company's deduction with respect to such compensation. Since the Company is offsetting current income taxes with its net operating loss and passive activity loss carry forwards, it is beneficial to be able to defer its deduction with respect to executive compensation. The 1997 Performance Equity Plan of Cardinal Realty Services, Inc. provides that, to the extent that Code section 162(m) would operate to limit the Company's federal income tax deduction for remuneration with respect to a participant, resulting in federal income tax liability to the Company, receipt of compensation is deferred into the Rabbi Trust until section 162(m) no longer operates to result in such federal income tax liability to the Company. The deferral mechanism is only triggered if the deductibility limit imposed by section 162(m) results in federal income tax liability to the Company. If deductibility is limited due to Code section 162(m), but, due to the net operating loss and passive activity loss carry forwards for federal income tax purposes, there is no tax liability created by the limit on the deduction, the deferral mechanism will not be triggered.


VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Company Common Stock issued and outstanding and held by persons other than those persons to whom shares may be issued pursuant to the Performance Plan will be required to approve the Performance Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PERFORMANCE PLAN.

                      EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS

     In addition to John B. Bartling, Jr., Chief Executive Officer, President and a director of the Company, listed below are the executive officers of the Company as of June 1, 1997. Each executive officer will serve until his or her successor is selected by the Board or until his or her earlier resignation or removal. There are no family relationships among these officers.

                                                       PRINCIPAL OCCUPATION
NAME                     AGE                        DURING THE PAST FIVE YEARS
----                    -----      ------------------------------------------------------------
Mark D. Thompson          39       Chief Financial Officer and Executive Vice President of the
                                   Company since October 31, 1996. Prior to that time, Mr.
                                   Thompson was Executive Vice President of Corporate
                                   Acquisitions of the Company since April 1, 1996. Mr.
                                   Thompson was a partner in the law firm of McDonald, Hopkins,
                                   Burke & Haber from January 1995 to such time. Prior to that time, Mr. Thompson was an associate and partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP from
                                   January 1985 and October 1992, respectively.
Leslie B. Fox             38       Executive Vice President of Investment Management of the
                                   Company since June 1, 1997. Ms. Fox is the former President and Chief Operating Officer of each of Asset Investors
                                   Corporation ("AIC") and Commercial Assets, Inc. ("CAI"),
                                   both publicly traded real estate investment trusts with
                                   combined market capitalization of approximately $128 mil-
                                   lion, from October 1996 through May, 1997. Prior to that
                                   time, Ms. Fox served as Executive Vice President and Chief
                                   Operating Officer of CAI and AIC from February 1995 through
                                   September 1996. From November 1993 through February 1995,
                                   Ms. Fox served as a Vice President of AIC. From November
                                   1993 through February 1995, Ms. Fox was an Executive Vice
                                   President, Chief Investment Officer and Assistant Secretary
                                   of CAI. Ms. Fox served as Senior Vice President of NHP
                                   Capital Corp., a subsidiary of NHP, Inc., from 1991 to 1993 and Vice President of Finance/MIS of NHP Property Management
                                   Inc., a subsidiary of NHP, Inc., from 1987 to 1991.

Paul R. Selid             34       Senior Vice President of the Company since April 15, 1996.
                                   Prior to that time, Mr. Selid was Vice President of
                                   Acquisitions of NHP, Inc. since December 1994. Mr. Selid
                                   also served as Vice President of Asset Management &
                                   Underwriting of NHP, Inc. from September 1992 to December
                                   1994. Mr. Selid previously served as Vice President of
                                   Finance of Hall Financial Group, Inc. from January 1990 to
                                   September 1992.

Michele R. Souder         35       Vice President of the Company since January 16, 1996 and
                                   Chief Financial Officer of Lexford Properties, Inc., a
                                   wholly owned subsidiary of the Company, since November 1,
                                   1996. Prior to that time, Ms. Souder was Director of Audit of the Company since August 1993. From October 1992 to
                                   August 1993, she served as an Associate in the Turnaround
                                   and Crisis Management division of Jay Alix & Associates, a management consulting firm. She previously served in various positions as Portfolio Analyst, Product Manager and Manager of Asset Management of the Company, from July 1987 to
                                   October 1992.

Ronald P. Koegler         44       Vice President and Controller of the Company since December
                                   20, 1996. Mr. Koegler served as Vice President and Treasurer of the Company from January 16, 1996 to December 20, 1996.
                                   Prior to that time, Mr. Koegler was Controller of the
                                   Company since April 1992. He served as Assistant Controller of the Company from October 1989 to April 1992. Mr. Koegler holds a B.S.B.A. degree in accounting from The Ohio State
                                   University, where he graduated Summa Cum Laude.

                                                       PRINCIPAL OCCUPATION
NAME                     AGE                        DURING THE PAST FIVE YEARS
----                   --------    ------------------------------------------------------------
Michael F. Sosh           35       Vice President and Treasurer of the Company since January 9,
                                   1997. Prior to that time, Mr. Sosh served as Divisional Vice
                                   President and Assistant Treasurer of The Bon-Ton Stores,
                                   Inc. since March 1995. He previously served as Manager of
                                   Financial Planning and Financial Analyst of The Bon-Ton
                                   Stores, Inc. from 1987 to 1995. Mr. Sosh was a banking
                                   officer with Meridian Bancorp, Inc. from 1983 to 1987.

CERTAIN SIGNIFICANT EMPLOYEES

     In addition to the executive officers named above, listed below are certain officers of the Company and its wholly owned subsidiary, Lexford Properties, Inc., as of June 1, 1997. Each officer will serve until his or her successor is selected by the Board or until his or her earlier resignation or removal. There are no family relationships among these officers.

                                                       PRINCIPAL OCCUPATION
NAME                     AGE                        DURING THE PAST FIVE YEARS
----                   --------    ------------------------------------------------------------
Annette Hoover            68       Vice President of Lexford Properties, Inc., a wholly owned subsidiary of the Company, since August 1, 1996. From 1988 to August 1996, Ms. Hoover was Vice President of Lexford
                                   Partners, a property management firm.
Bruce P. Woodward         45       Vice President of Lexford Properties, Inc., a wholly owned subsidiary of the Company, since August 1, 1996. From 1988 to August 1996, Mr. Woodward was Vice President of Lexford
                                   Partners, a property management firm.

James D. Alexander        47       Vice President of Lexford Properties, Inc., a wholly owned subsidiary of the Company, since August 1, 1996. From
                                   February 1992 to August 1996, Mr. Alexander was Vice
                                   President of Lexford Partners, a property management firm.
                                   From May 1988 to February 1992, Mr. Alexander served as
                                   Executive Vice President and Director of Portfolio
                                   Management at Southwest Savings Bank, where he handled asset management and marketing services for the bank's $3 billion real estate portfolio.

Peggy C. Smith            45       Vice President of the Company since December 20, 1996 and
                                   Vice President of Lexford Properties, Inc., a wholly owned subsidiary of the Company, since August 1, 1996. From 1988 to August 1996, Ms. Smith was Vice President of Lexford
                                   Partners, a property management firm.

Thomas Trubiana           45       Vice President of Lexford Properties, Inc., a wholly owned subsidiary of the Company, since August 1, 1996. Mr.
                                   Trubiana served as Vice President of the Company from 1988 to 1996. Prior to joining the Company, Mr. Trubiana was
                                   Regional Manager and Director of Development with Allen &
                                   O'Hara, Inc., a real estate development and management firm, from 1982 to 1987.

Dain C. Akin              44       Vice President and Acting General Counsel of the Company
                                   since March 18, 1996. From February 1992 to March 1996, Mr.
                                   Akin served as Director of Tax of the Company.

Jeffrey D. Meyer          31       Secretary and Associate General Counsel of the Company since
                                   February 26, 1996. Mr. Meyer was an associate in the law
                                   firm of Benesch, Friedlander, Coplan and Aronoff LLP from
                                   May 1992 to February 1996.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by the Company's Chief Executive Officer during 1996 and the other four most highly compensated executive officers (and two additional individuals for whom disclosure would have been provided but for the fact such individuals were not serving as executive officers at the end of the last completed fiscal year) for services rendered in all capacities to the Company during 1996 as well as 1995 and 1994, where applicable.

                                                                                  LONG-TERM COMPENSATION
                                                                                          AWARDS
                                                 ANNUAL COMPENSATION             -------------------------
                                         -----------------------------------                    SECURITIES
                                                                     OTHER                        UNDER-
                                                                     ANNUAL      RESTRICTED       LYING
                                                                    COMPEN-        STOCK         OPTIONS/       LTIP
           NAME AND                       SALARY      BONUS(ES)      SATION       AWARD(S)         SARS        PAYOUTS
      PRINCIPAL POSITION        YEAR       ($)           ($)          ($)           ($)            (#)           ($)
------------------------------- ----     --------     ---------     --------     ----------     ----------     -------
John B. Bartling, Jr.           1996     $285,000     $171,000 (1)  $503,800(2)   $402,188(3)     20,000(4)      --
Chief Executive Officer         1995     $ 23,750(6)        --      $ 13,250(7)         --            --         --
and President                   1994           --           --            --            --            --         --
Mark D. Thompson                1996     $127,885(8)  $157,491 (9)  $216,635(10)  $136,875(11)    12,500(12)     --
Chief Financial Officer and     1995           --           --            --            --            --         --
Executive Vice President        1994           --           --            --            --            --         --
Paul R. Selid                   1996     $ 86,538(14) $112,500 (15) $137,163(16)        --        12,500(17)     --
Senior Vice President           1995           --           --            --            --            --         --
                                1994           --           --            --            --            --         --
Michele R. Souder               1996     $100,245     $ 45,110 (19)       --            --         2,500(20)     --
Vice President and Chief        1995     $ 77,476     $ 15,037 (22)       --            --            --         --
Financial Officer of            1994     $ 77,025     $  7,500 (23)       --      $ 39,500(24)        --         --
Lexford Properties, Inc.
Ronald P. Koegler               1996     $ 84,492     $ 38,250 (19)       --            --         2,500(25)     --
Vice President and              1995     $ 75,194     $ 15,450 (22)       --            --            --         --
Controller                      1994     $ 71,655     $ 10,100 (23)       --      $ 23,250(27)        --         --
David P. Blackmore              1996     $130,668(28) $ 84,012 (29)       --            --            --         --
Former Chief Financial Officer  1995     $116,730     $117,096 (22)       --            --            --         --
and Executive Vice President    1994     $107,214     $ 76,000 (23)       --      $ 29,868(32)        --         --
Michael F. Carbone              1996     $205,905(33) $102,953 (34)       --            --            --         --
Former Chief Financial Officer  1995     $201,643(36) $155,500 (23) $  6,000(37)        --            --         --
and Vice President              1994     $191,322                   $  6,000(37)  $  6,288(39)        --         --


                                  ALL OTHER
           NAME AND              COMPENSATION
      PRINCIPAL POSITION             ($)
-------------------------------  ------------
John B. Bartling, Jr.              $  7,371(5)
Chief Executive Officer                  --
and President                            --
Mark D. Thompson                   $    934(13)
Chief Financial Officer and              --
Executive Vice President                 --
Paul R. Selid                      $  3,576(18)
Senior Vice President                    --
                                         --
Michele R. Souder                  $  2,600(21)
Vice President and Chief           $  2,140(21)
Financial Officer of               $  1,949(21)
Lexford Properties, Inc.
Ronald P. Koegler                  $  6,218(26)
Vice President and                 $  5,603(26)
Controller                         $  3,860(26)
David P. Blackmore                 $ 20,543(30)
Former Chief Financial Officer     $  3,197(31)
and Executive Vice President       $  3,022(31)
Michael F. Carbone                 $578,138(35)
Former Chief Financial Officer     $  7,314(38)
and Vice President                 $  4,112(38)

---------------

 (1) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $27,862. This amount also includes an award of 6,940 shares of Common Stock as a stock bonus for 1996 granted in 1997. The value of the stock bonus was determined by multiplying the number of shares subject to this award by the closing price of the Common Stock at fiscal year-end, which was $20.625.

 (2) This amount includes an award of 10,000 shares of Common Stock in 1997 pursuant to the terms of Mr. Bartling's Employment Agreement with the Company, which stated that Mr. Bartling would receive one share of Common Stock for each share of Common Stock purchased by him, up to a maximum of 10,000 shares. The value of 5,000 shares subject to this award was determined by multiplying such shares by the closing price of the Common Stock on June 10, 1996, the date of his matching purchase, which was $19.875. In addition, pursuant to an amendment to Mr. Bartling's Employment Agreement, Mr. Bartling elected to cause the Company to issue shares of Common Stock to the Trustee (as defined below) for his benefit in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The shares of Common Stock were issued based on a valuation of $20.625 per share, being the closing price of the Common Stock on December 31, 1996. The shares issued to the Trustee for the benefit of Mr. Bartling pursuant to this election qualified as shares purchased for the grant of matching stock and accordingly the value of these 5,000 shares of matching stock was determined by multiplying such shares by the closing price of the Common Stock on December 31, 1996, the date applicable to such qualified matching purchase, which was $20.625. Mr. Bartling elected to defer receipt of the shares subject to each of the foregoing awards and, accordingly, said shares were issued to The Provident Bank, a state chartered bank, as trustee ("Trustee") of the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust for Mr. Bartling's benefit. This amount also includes (a) payments of $12,500 per month from January 1, 1996 to November 30, 1996 for Mr. Bartling's relocation and temporary living expenses, as well as a payment of $154,800 to compensate Mr. Bartling for any taxes relating to such monthly payments, and (b) a car allowance of $750 per month.

 (3) Mr. Bartling received an award of 22,500 shares of restricted Common Stock on April 5, 1996, one-third of which vest on the third, fourth and fifth anniversaries of such date. Mr. Bartling elected to defer receipt of these shares, which were issued to the Trustee for Mr. Bartling's benefit. The value of this award was determined by multiplying the number of shares subject to this grant by the closing price of the Common

     Stock on April 5, 1996, $17.875. The value of this award at the end of the 1996 fiscal year was $464,063 based on the fiscal year-end price of $20.625 per share. The Trustee is entitled to receive dividends, if paid, on this restricted Common Stock to be held for Mr. Bartling's benefit and remaining subject to forfeiture until such stock vests.

 (4) Mr. Bartling received an option to purchase 20,000 shares of Common Stock at $17.875 per share on April 5, 1996, one-fourth of which options vest on the second, third, fourth and fifth anniversaries of the date of grant.

 (5) Includes the Company's payment of a premium in the amount of $1,190 for a term life insurance policy with a death benefit of $2,000,000 and the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Bartling in the aggregate amount of $6,181.

 (6) Salary for the period from December 1, 1995, when Mr. Bartling commenced his employment with the Company, to December 31, 1995.

 (7) Includes a payment of $12,500, which sum was required to be paid monthly from December 1, 1995 to November 30, 1996 for Mr. Bartling's relocation and temporary living expenses, and (b) a car allowance of $750 for the month of December, 1995.

 (8) Salary for the period from April 1, 1996, when Mr. Thompson commenced his employment with the Company, to December 31, 1996.

 (9) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $27,203. This amount also includes an award of 6,317 shares of Common Stock issued to the Trustee for Mr. Thompson's benefit as a stock bonus for 1996 granted in 1997. The value of the stock award was determined by multiplying the number of shares subject to this grant by the closing price of the Common Stock at fiscal year-end, which was $20.625.

(10) Includes an award of 5,000 shares of Common Stock in 1997 pursuant to the terms of Mr. Thompson's Employment Agreement with the Company, which stated that Mr. Thompson would receive one share of Common Stock for each share of Common Stock purchased by him, up to a maximum of 5,000 shares. The value of 2,500 shares subject to this award was determined by multiplying such shares by the closing price of the Common Stock on June 10, 1996, the date of his matching purchase, which was $19.875. In addition, pursuant to an amendment to Mr. Thompson's Employment Agreement, Mr. Thompson elected to cause the Company to issue shares of Common Stock to the Trustee for his benefit in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The shares of Common Stock were issued based on a valuation of $20.625 per share, being the closing price of the Common Stock on December 31, 1996. The shares issued to the Trustee for Mr. Thompson's benefit pursuant to this election qualified as shares purchased for the grant of matching stock and accordingly the value of these 2,500 shares of matching stock was determined by multiplying such shares by the closing price of the Common Stock on December 31, 1996, the date applicable to such qualified matching purchase, which was $20.625. This amount also includes a relocation bonus of $60,000 paid in 1997 for moving his principal residence to Columbus, Ohio, as well as payment of $55,385 to compensate Mr. Thompson for any taxes relating to such relocation bonus.

(11) Mr. Thompson received an award of 7,500 shares of restricted Common Stock on April 15, 1996, one-third of which vests on the third, fourth and fifth anniversaries of such date. Mr. Thompson elected to defer receipt of these shares, which were issued to the Trustee for Mr. Thompson's benefit. The value of this award was determined by multiplying the number of shares subject to this grant by the closing price of the Common Stock on April 15, 1996, $18.25. The value of this award at the end of the 1996 fiscal year was $154,688 based on the fiscal year-end price of $20.625 per share. The Trustee is entitled to receive dividends, if paid, on this restricted Common Stock to be held for Mr. Thompson's benefit and remain subject to forfeiture until such stock vests.

(12) Mr. Thompson received an option to purchase 12,500 shares of Common Stock at $17.625 per share on April 1, 1996, one-fifth of which vest options on the first, second, third, fourth and fifth anniversaries of the date of grant.

(13) Includes the Company's portion of the cost of group term life insurance and disability insurance paid on behalf of Mr. Thompson in the aggregate amount of $934.

(14) Salary for the period from April 15, 1996, when Mr. Selid commenced his employment with the Company, to December 31, 1996.

(15) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $27,484. This amount also includes an award of 4,122 shares of Common Stock issued to the Trustee for Mr. Selid's benefit as a stock bonus for 1996 granted in 1997. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Stock at fiscal year-end, which was $20.625.

(16) This amount includes an award of 2,500 shares of Common Stock in 1997 pursuant to the terms of Mr. Selid's Employment Agreement with the Company, which stated that Mr. Selid would receive one share of Common Stock for each share of Common Stock purchased by him, up to a maximum of 2,500 shares. The value of 1,250 shares subject to this award was determined by multiplying such shares by the closing price of the Common Stock on June 10, 1996, the date of his matching purchase, which was $19.875. In addition, pursuant to an amendment to Mr. Selid's Employment Agreement, Mr. Selid elected to cause the Company to issue shares of Common Stock to the Trustee for his benefit in lieu of cash bonus compensation otherwise payable to him on account of the Company's 1996 fiscal year. The shares of Common Stock were issued based on a valuation of $20.625 per share, being the closing price of the Common Stock on December 31, 1996. The shares issued to the Trustee for Mr. Selid's benefit pursuant to this election qualified as shares purchased for the grant of matching stock and accordingly the value of these 1,250 shares of matching stock was determined by multiplying such shares by the closing price of the Common Stock on December 31, 1996, the date applicable to such qualified matching purchase, which was $20.625. This amount also includes payments aggregating $45,000 pursuant to the terms of Mr. Selid's Employment Agreement, all of which sums were paid to Mr. Selid during 1996 for Mr. Selid's relocation and temporary living expenses, as well as a payment of $41,538 to compensate Mr. Selid for income taxes relating to such payments.

(17) Mr. Selid received an option to purchase 12,500 shares of Common Stock at $18.25 per share on April 15, 1996, one-fifth of which options vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

(18) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Selid in the aggregate amount of $3,576.

(19) Cash bonus for 1996 paid in 1997.

(20) Ms. Souder received an option to purchase 2,500 shares of Common Stock at $19.25 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of grant.

(21) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Ms. Souder.

(22) Cash bonus for 1995 paid in 1996.

(23) Cash bonus for 1994 paid in 1995.

(24) Ms. Souder received an award of 3,000 shares of restricted Common Stock on February 24, 1994, one-third of which vested on the first, second and third anniversaries of such date. The value of this award was determined by multiplying the number of shares subject to this grant by $8.00 being the bid price of the Common Stock in the Over The Counter market on February 24, 1994. Ms. Souder also received an award of 1,000 shares of restricted Common Stock on October 11, 1994, one-third of which vested on the first, second and third anniversaries of such date. The value of this award was determined by multiplying the number of shares subject to this grant by $15.50 being the bid price of the Common Stock in the Over The Counter market on October 11, 1994.

(25) Mr. Koegler received an option to purchase 2,500 shares of Common Stock at $19.25 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of grant.

(26) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Koegler.

(27) Mr. Koegler received an award of 1,500 shares of restricted Common Stock on October 11, 1994, one-third of which vested on the first, second and third anniversaries of such date. The value of this award was determined by multiplying the number of shares subject to this grant by $15.50 being the bid price of the Common Stock in the Over The Counter market on October 11, 1994.

(28) Salary for the period from January 1, 1996 to October 31, 1996, the effective date of Mr. Blackmore's resignation.

(29) This amount includes a cash bonus for 1996 paid in 1997 in the amount of $37,338. This amount also includes an award of 2,263 shares of Common Stock as a stock bonus for 1996 granted in 1997. The value of the stock bonus was determined by multiplying the number of shares subject to this grant by the closing price of the Common Stock at fiscal year-end, which was $20.625.

(30) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Blackmore and the Company's matching contribution, in the form of the Company's Common Stock, made pursuant to Mr. Blackmore's contribution in the Company's 401(k) Savings Plan in the aggregate amount of $3,238. This amount also includes $17,305 paid to Mr. Blackmore in 1996 pursuant to the terms of Mr. Blackmore's Severance Agreement and Mutual Release and Consulting Agreement with the Company (See "-- Employment Agreements and Termination of Employment -- Termination of Employment of Certain Executive Officers").

(31) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Blackmore and the Company's matching contribution, in the form of the Company's Common Stock, made pursuant to Mr. Blackmore's contribution in the Company's 401(k) Savings Plan.

(32) Mr. Blackmore received an award of deferred Common Stock equal to 0.19% of the Company's Total Committed Equity. The value of the award was estimated based on (a) a projection as to the number of shares of Common Stock that management believed would be issued pursuant to the Plan of Reorganization and (b) a per share valuation of the Common Stock based on the estimated value of the Common Stock of $3.93 per share, the value upon which issuance of the Deferred Stock was contingent at the date of grant. Mr. Blackmore received approximately 7,600 shares of Deferred Stock. Mr. Blackmore is fully vested in the Deferred Stock. In the event the Company were to declare a dividend on its Common Stock, the dividend would be paid on the Deferred Stock awarded to Mr. Blackmore.

(33) See "-- Employment Agreements and Termination of Employment -- Termination of Employment of Certain Executive Officers".

(34) Cash bonus for 1996 paid in 1997. See "-- Employment Agreements and Termination of Employment -- Termination of Employment of Certain Executive Officers".

(35) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance paid on behalf of Mr. Carbone. This amount also includes severance payments of $427,953 and consulting fees of $150,000 (See "-- Employment Agreements and Termination of Employment -- Termination of Employment of Certain Executive Officers").

(36) See "-- Employment Agreements and Termination of Employment -- Termination of Employment of Certain Executive Officers".

(37) Includes car allowance of $500 per month.

(38) Includes the Company's portion of the cost of group term life insurance, health insurance and disability insurance. Also includes the Company's matching contribution, in the form of the Company's Common Stock, made pursuant to Mr. Carbone's participation in the Company's 401(k) Savings Plan.

(39) Mr. Carbone received an award of deferred Common Stock equal to 0.04% of the Company's Total Committed Equity. The value of the award was estimated based on (a) a projection as to the number of shares of Common Stock that management believed would be issued pursuant to the Plan of Reorganization and (b) a per share valuation of the Common Stock based on the estimated value of the Common Stock of $3.93 per share, the value upon which issuance of the Deferred Stock was contingent at the date of grant. Mr. Carbone received approximately 1,600 shares of Deferred Stock. Mr. Carbone is fully vested in the Deferred Stock. In the event the Company were to declare a dividend on its Common Stock, the dividend would be paid on the Deferred Stock awarded to Mr. Carbone.

STOCK OPTIONS GRANTS TABLE

     The following table sets forth the information noted for all grants of stock options to each of the executive officers named in the Summary Compensation Table during 1996:

                                      INDIVIDUAL GRANTS                                              POTENTIAL
---------------------------------------------------------------------------------------------   REALIZABLE VALUE AT
                                         NUMBER OF                                                ASSUMED ANNUAL
                                         SECURITIES   PERCENT OF                                  RATES OF STOCK
                                         UNDERLYING  TOTAL OPTIONS                              PRICE APPRECIATION
                                          OPTIONS     GRANTED TO     EXERCISE OF                  FOR OPTION TERM
                                          GRANTED    EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------
                 NAME                       (#)       FISCAL YEAR      ($/SH)         DATE       5% ($)    10% ($)
---------------------------------------  ---------   -------------   -----------   ----------   --------   --------
John B. Bartling, Jr.,
  Chief Executive Officer
  and President........................    20,000(1)       33%         $17.875        4/5/06    $224,830   $569,763
Mark D. Thompson,
  Chief Financial Officer
  and Executive Vice
  President............................    12,500(2)       21%         $17.625        4/1/06    $138,553   $351,121
Paul R. Selid,
  Senior Vice President................    12,500(3)       21%         $ 18.25       4/15/06    $143,467   $363,572
Michele R. Souder,
  Vice President.......................     2,500(4)        4%         $ 19.25       6/27/06    $ 30,266   $ 76,699
Ronald P. Koegler,
  Vice President and
  Controller...........................     2,500(5)        4%         $ 19.25       6/27/06    $ 30,266   $ 76,699
David P. Blackmore,
  Former Chief Financial
  Officer and Executive
  Vice President.......................        --          --               --            --          --         --
Michael F. Carbone,
  Former Chief Financial
  Officer and Vice
  President............................        --          --               --            --          --         --

---------------

(1) Mr. Bartling received an option to purchase 20,000 shares of Common Stock with an exercise price of $17.875 per share on April 5, 1996, one-fourth of which options vest on the second, third, fourth and fifth anniversaries of the date of grant.

(2) Mr. Thompson received an option to purchase 12,500 shares of Common Stock with an exercise price of $17.625 per share on April 1, 1996, one-fifth of which options vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

(3) Mr. Selid received an option to purchase 12,500 shares of Common Stock with an exercise price of $18.25 per share on April 15, 1996, one-fifth of which options vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

(4) Ms. Souder received an option to purchase 2,500 shares of Common Stock with an exercise price of $19.25 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of grant.

(5) Mr. Koegler received an option to purchase 2,500 shares of Common Stock with an exercise price of $19.25 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of grant.

STOCK OPTIONS VALUE TABLE

     The following table sets forth the fiscal year-end value of unexercised stock options for each of the executive officers named in the Summary Compensation Table for the 1996 fiscal year.

                                                                     NUMBER OF
                                                                    SECURITIES                  VALUE OF
                                                                    UNDERLYING                UNEXERCISED
                                                                    UNEXERCISED               IN-THE-MONEY
                                                                    OPTIONS AT                 OPTIONS AT
                                       SHARES                     FISCAL YEAR-END           FISCAL YEAR-END
                                     ACQUIRED ON    VALUE               (#)                       ($)
                                      EXERCISE     REALIZED        EXERCISABLE/               EXERCISABLE/
                NAME                     (#)         ($)           UNEXERCISABLE            UNEXERCISABLE(1)
------------------------------------------------   --------   -----------------------   ------------------------
John B. Bartling, Jr., Chief
  Executive                                                       0 Exercisable/            N/A Exercisable/
  Officer and President..............         0          0    20,000 Unexercisable(1)   $55,000 Unexercisable(2)
Mark D. Thompson, Chief Financial                                 0 Exercisable/            N/A Exercisable/
  Officer and Executive Vice
    President........................         0          0    12,500 Unexercisable(3)   $37,500 Unexercisable(4)
Paul R. Selid,                                                    0 Exercisable/            N/A Exercisable/
  Senior Vice President..............         0          0    12,500 Unexercisable(5)   $29,688 Unexercisable(6)
Michele R. Souder                                                 0 Exercisable/            N/A Exercisable/
  Vice President.....................         0          0    2,500 Unexercisable(7)    $3,438 Unexercisable(8)
Ronald P. Koegler                                                 0 Exercisable/            N/A Exercisable/
  Vice President and Controller......         0          0    2,500 Unexercisable(9)    $3,438 Unexercisable(10)
David P. Blackmore, Former Chief
  Financial Officer and Executive
  Vice
  President..........................     4,378    $78,804 (11)           N/A                     N/A
Michael F. Carbone, Former Chief
  Financial Officer..................         0          0                N/A                     N/A

---------------

 (1) Mr. Bartling received an option to purchase 20,000 shares of Common Stock with an exercise price of $17.875 per share on April 5, 1996, one-fourth of which options vest on the second, third, fourth and fifth anniversaries of the date of grant.

 (2) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $20.625 per share being the closing price of the Common Stock at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the option, $17.875 per share.

 (3) Mr. Thompson received an option to purchase 12,500 shares of Common Stock with an exercise price of $17.625 per share on April 1, 1996, one-fifth of which options vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

 (4) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $20.625 per share being the closing price of the Common Stock at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options, $17.625 per share.

 (5) Mr. Selid received an option to purchase 12,500 shares of Common Stock with an exercise price of $18.25 per share on April 15, 1996, one-fifth of which options vest on the first, second, third, fourth and fifth anniversaries of the date of grant.

 (6) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $20.625 per share being the closing price of the Common Stock at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the options, $18.25 per share.

 (7) Ms. Souder received an option to purchase 2,500 shares of Common Stock with an exercise price of $19.25 per share on June 27, 1996, one-third of which options vest on the first, second and third anniversaries of the date of grant.

 (8) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $20.625 per share being the closing price of the Common Stock at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the option, $19.25 per share.

 (9) Mr. Koegler received an option to purchase 2,500 shares of Common Stock with an exercise price of $19.25 per share on June 27, 1996, one-third of which vest on the first, second and third anniversaries of the date of grant.

(10) The value of the stock option was calculated by multiplying the number of underlying securities by the difference between (a) $20.625 per share being the closing price of the Common Stock at fiscal year-end on the Nasdaq National Market tier of the Nasdaq Stock Market(sm), and (b) the exercise price of the option, $19.25 per share.

(11) On September 11, 1992, Mr. Blackmore was granted a stock option to purchase 4,378 shares of Common Stock with an exercise price of $1.42 per share. On October 23, 1996, Mr. Blackmore exercised his option to purchase such shares. The value of this exercise was determined by multiplying the number of shares subject to this stock option by $19.88, being the closing price of the Common Stock on October 23, 1996.

LONG-TERM INCENTIVE PLANS TABLE

     The following table sets forth the information noted for all long-term incentive plans awards granted to each of the executive officers named in the Summary Compensation Table during 1996:

                                               PERFORMANCE
                                                OR OTHER                  ESTIMATED FUTURE PAYOUTS
                                                 PERIOD              UNDER NON-STOCK PRICE-BASED PLANS
                                                  UNTIL       ------------------------------------------------
                                  NUMBER OF    MATURATION     THRESHOLD          TARGET             MAXIMUM
              NAME                SHARES(#)     OR PAYOUT     ($ OR #)          ($ OR #)           ($ OR #)
--------------------------------  ---------    -----------    ---------     ----------------     -------------
John B. Bartling, Jr............    20,000(1)      (1)        0 Shares (1)  6,667, 13,333 or     20,000 Shares(1)
Chief Executive Officer and                                                    20,000 Shares(1)
President
Mark D. Thompson................     9,000(2)      (2)        0 Shares (2)    3,000, 6000 or      9,000 Shares(2)
Chief Financial Officer and                                                     9,000 Shares(2)
Executive Vice President
Paul R. Selid...................     9,000(2)      (2)        0 Shares (2)    3,000, 6000 or      9,000 Shares(2)
Senior Vice President                                                           9,000 Shares(2)
Michele R. Souder...............        --         N/A             N/A                   N/A               N/A
Vice President
Ron Koegler.....................        --         N/A             N/A                   N/A               N/A
Vice President and Controller
David P. Blackmore..............        --         N/A             N/A                   N/A               N/A
Former Chief Financial Officer
and Executive Vice President
Michael F. Carbone..............        --         N/A             N/A                   N/A               N/A
Former Chief Financial Officer
and Vice President

---------------

(1) Mr. Bartling received an award of the right to receive 20,000 deferred shares of Common Stock on April 5, 1996, providing that so long as Mr. Bartling remains in the employ of the Company, one-third of such shares will be earned and will be issued when the average number of issued and outstanding shares of Common Stock over ten consecutive trading days multiplied by the average closing price of the Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market(SM) over such period (or if the Common Stock is not listed or admitted to trading on such exchange, the principal securities exchange on which the Common Stock is listed or admitted to trading) plus the liquidation value of all issued and outstanding preferred stock of the Company ("Market Capitalization"), exceeds $90 million, one-third of which shall vest when the Market Capitalization exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization exceeds $150 million. The terms of the deferred share awards provide for acceleration upon a change of control of the Company or the termination of Mr. Bartling's employment other than for cause. The shares, if earned, will be contributed to the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust. As of April 10, 1997, one-third of such shares (6,667 shares) have been earned.

(2) Mr. Thompson and Mr. Selid each received an award of the right to receive 9,000 deferred shares of Common Stock on April 15, 1996, providing that so long as Mr. Thompson and Mr. Selid remain in the employ of the Company one-third of such shares will be earned and will be issued when the average number of issued and outstanding shares of Common Stock over 90 consecutive trading days multiplied by the average closing price of the Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market(SM) over such period (or if the Common Stock is not listed or admitted to trading on such exchange, the principal securities exchange on which the Common Stock is listed or admitted to trading) plus the liquidation value of all issued and outstanding preferred stock of the Company ("Market Capitalization"), exceeds $90 million, one-third of which shall vest when the Market Capitalization exceeds $120 million, and the final one-third of which shall vest when the Market Capitalization exceeds $150 million. The terms of the deferred share awards provide for acceleration upon a change of control of the Company or the termination of Mr. Thompson's and Mr. Selid's employment other than for cause. The shares, if earned, will be contributed to the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust. As of April 10, 1997, one-third of the shares (3,000 shares in the case of each of Messrs. Thompson and Selid) have been earned.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

  John B. Bartling, Jr. Employment Agreement

     The Company and Mr. Bartling entered into an employment agreement, dated as of December 1, 1995 (the "Bartling Employment Agreement") for an original term through December 31, 1998 and an annual base salary of $285,000 ("Bartling's Base Salary"), plus an annual cash bonus of 2% of Bartling's Base Salary for each 1% increase in the Company's recurring earnings before interest (other than interest paid on mortgage loans secured by the Company's Wholly Owned Properties), taxes, depreciation and amortization determined in accordance with generally accepted accounting principles without regard to extraordinary gains or losses ("Adjusted EBITDA") from the previous fiscal year's Adjusted EBITDA, limited to 60% of Bartling's Base Salary.

     Under the terms of the Bartling Employment Agreement, the Company granted Mr. Bartling (i) 22,500 shares of Restricted Stock (see footnote 3 of the Summary Compensation Table), (ii) the right to receive up to 20,000 deferred shares of Restricted Stock (see footnote 1 of the Long-Term Incentive Plans Table), (iii) one share of the Company's Common Stock, at no additional cost to him, for each share of the Company's Common Stock purchased by Mr. Bartling in 1996 up to a maximum of 10,000 shares (the "Bartling Matching Shares"), and (iv) options to purchase 20,000 shares of the Company's Common Stock (see footnote 1 of the Stock Options Grants Table).

     The Bartling Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Bartling could elect to receive shares of the Company's Common Stock in lieu of his cash bonus earned in 1996. Shares of Common Stock made subject to such election would be valued at the December 31, 1996 closing price for the Company's Common Stock. Such amendment further provided that any such shares which Mr. Bartling might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 5,000 Bartling Matching Shares not yet awarded to Mr. Bartling as of such date. In March, 1997, Mr. Bartling elected to receive 6,940 shares in lieu of a portion of his 1996 cash bonus (see footnote 1 of the Summary Compensation Table). Accordingly, pursuant to Mr. Bartling's election, Mr. Bartling was entitled to receive the balance of the 5,000 Bartling Matching Shares not yet awarded to him as of such date.

     Upon termination of Mr. Bartling's employment without cause, Mr. Bartling would be entitled to receive: (i) any of Bartling's Base Salary, and any other benefits due him under the Bartling Employment Agreement, payable for the remaining period of the original term or any extension thereof; (ii) the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs; and (iii) all of the shares of Restricted Stock, all shares of deferred Common Stock (whether or not any of the Market Capitalization targets are then met) and stock options, fully vested, and otherwise free of any forfeiture provisions or other restrictions imposed under the documents evidencing such awards, except for any restrictions or limitations imposed by applicable state and federal securities laws and regulations.

     Furthermore, in the event the Company's Market Capitalization exceeds $150 million or there is a change in control of the Company, the vesting of all Restricted Stock and stock options awarded to Mr. Bartling will be accelerated.

     The Bartling Employment Agreement and related Award Agreements were amended to permit Mr. Bartling to defer the receipt of all shares of the Company's Common Stock which would otherwise be payable to him under the terms of the Bartling Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Cardinal Realty Services, Inc. Executive Deferred Compensation Plan, all such shares of Common Stock have been or will be issued for the benefit of Mr. Bartling to the Trustee.

     The Bartling Employment Agreement has been further amended effective as of January 1, 1997 to increase Mr. Bartling's base salary to $340,000; $298,750 of which is payable in cash and the balance is payable in the form of 2,000 shares of the Company's Common Stock (valued at $20.625 per share, being the closing price of the Company's Common Stock on December 31, 1996) issuable to the Trustee for Mr. Bartling's benefit.

  Mark D. Thompson Employment Agreement

     The Company and Mr. Thompson entered into an employment agreement, dated as of April 1, 1996 (the "Thompson Employment Agreement") for an original term through April 14, 1997 and an annual base salary of $175,000 ("Thompson's Base Salary"), plus annual bonuses under which Mr. Thompson may become entitled to receive cash and stock bonuses of up to 60% and 30%, respectively, of Thompson's Base Salary based on incremental increases in the Company's Adjusted EBITDA from the previous fiscal year's Adjusted EBITDA.

     Under the terms of the Thompson Employment Agreement and the Incentive Equity Plan, the Company granted Mr. Thompson 7,500 shares of Restricted Stock (see footnote 11 of the Summary Compensation Table), (ii) the right to receive up to 9,000 deferred shares of Restricted Stock (see footnote 2 of the Long-Term Incentive Plans Table), (iii) one share of the Company's Common Stock, at no additional cost to him, for each share of the Company's Common Stock purchased by Mr. Thompson in 1996 up to a maximum of 5,000 shares (the "Thompson Matching Shares"), and (iv) options to purchase 12,500 shares of the Company's Common Stock (see footnote 2 of the Stock Options Grants Table).

     The Thompson Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Thompson could elect to receive shares of the Company's Common Stock in lieu of his cash bonus earned in 1996. Shares of Common Stock made subject to such election would be valued at the December 31, 1996 closing price for the Company's Common Stock. Such amendment further provided that any such shares which Mr. Thompson might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 2,500 Thompson Matching Shares not yet awarded to Mr. Thompson as of such date. In March, 1997, Mr. Thompson elected to receive 3,772 shares in lieu of a portion of his 1996 cash bonus (see footnote 8 of the Summary Compensation Table). Accordingly, pursuant to Mr. Thompson's election, Mr. Thompson was entitled to receive the balance of the 2,500 Thompson Matching Shares not yet awarded to him as of such date.

     Upon termination of Mr. Thompson's employment without cause, Mr. Thompson would be entitled to receive: (i) any of Thompson's Base Salary, and any other benefits due him under the Thompson Employment Agreement, payable for the remaining period of the original term, if any, plus the immediately succeeding nine months; (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs; and (iii) all of the shares of Restricted Stock (other than those shares of Restricted Stock based on Market Capitalization which have not theretofore vested) and stock options, fully vested, and otherwise free of any forfeiture provisions or other restrictions imposed under the documents evidencing such awards, except for any restrictions or limitations imposed by applicable state and federal securities laws and regulations.

     Furthermore, in the event the Company's Market Capitalization exceeds $150 million or there is a change in control of the Company, the vesting of all Restricted Stock and stock options awarded to Mr. Thompson will be accelerated.

     The Thompson Employment Agreement and related Award Agreements were amended to permit Mr. Thompson to defer the receipt of all shares of the Company's Common Stock which would otherwise be payable to him under the terms of the Thompson Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Cardinal Realty Services, Inc. Executive Deferred Compensation Plan, all such shares of Common Stock have been or will be issued for the benefit of Mr. Thompson to the Trustee.

     The Thompson Employment Agreement has been further amended effective as of January 1, 1997 to extend the term of the Thompson Employment Agreement for an additional year through April 14, 1998 and increase Mr. Thompson's base salary to $230,000, of which $200,000 is payable in cash and the balance is payable in the form of 1,455 shares of the Company's Common Stock (valued at $20.625 per share, being the closing price of the Company's Common Stock on December 31,
1996) issuable to the Trustee for Mr. Thompson's benefit.

  Paul R. Selid Employment Agreement

     The Company and Mr. Selid entered into an employment agreement, dated as of April 15, 1996 (the "Selid Employment Agreement") for an original term through April 14, 1997 and an annual base salary of $125,000 ("Selid's Base Salary"), plus annual bonuses under which Mr. Selid may become entitled to receive cash and stock bonuses of up to 60% and 30%, respectively, of Selid's Base Salary based on incremental increases in the Company's percentage return on investment ("ROI") from the previous fiscal year's ROI. The Selid Employment Agreement has been extended for an additional one year term through April 14, 1998.

     Under the terms of the Selid Employment Agreement and the Incentive Equity Plan, the Company granted Mr. Selid (i) the right to receive up to 9,000 deferred shares of Restricted Stock (see footnote 2 of the Long-Term Incentive Plans Table), (ii) one share of the Company's Common Stock, at no additional cost to him, for each share of the Company's Common Stock purchased by Mr. Selid in 1996 up to a maximum of 2,500 shares (the "Selid Matching Shares"), and (iii) options to purchase 12,500 shares of the Company's Common Stock (see footnote 3 of the Stock Options Grants Table).

     The Selid Employment Agreement was amended effective as of December 20, 1996 to provide that Mr. Selid could elect to receive shares of the Company's Common Stock in lieu of his cash bonus earned in 1996. Shares of Common Stock made subject to such election would be valued at the December 31, 1996 closing price for the Company's Common Stock. Such amendment further provided that any such shares which Mr. Selid might elect to receive in lieu of his cash bonus earned for 1996 would qualify for the grant of the 1,250 Selid Matching Shares not yet awarded to Mr. Selid as of such date. In March, 1997, Mr. Selid elected to receive 2,304 shares in lieu of a portion of his 1996 cash bonus (see footnote 15 of the Summary Compensation Table). Accordingly, pursuant to Mr. Selid's election, Mr. Selid was entitled to receive the balance of the 1,250 Selid Matching Shares not yet awarded to him as of such date.

     Upon termination of Mr. Selid's employment without cause, Mr. Selid would be entitled to receive: (i) any of Selid's Base Salary, and any other benefits due him under the Selid Employment Agreement, payable for the remaining period of the original term, if any, plus the immediately succeeding nine months; (ii) a prorated portion of the cash bonus, if any, applicable to the fiscal year in which such termination without cause occurs; and (iii) all of the stock options, fully vested, and otherwise free of any forfeiture provisions or other restrictions imposed under the documents evidencing such awards, except for any restrictions or limitations imposed by applicable state and federal securities laws and regulations.

     Furthermore, in the event the Company's Market Capitalization exceeds $150 million or there is a change in control of the Company, the vesting of all Restricted Stock and stock options awarded to Mr. Selid will be accelerated.

     The Selid Employment Agreement and related Award Agreements were amended to permit Mr. Selid to defer the receipt of all shares of the Company's Common Stock which would otherwise be payable to him under the terms of the Selid Employment Agreement and the related Award Agreements. Pursuant to these amendments made in conjunction with the adoption of the Cardinal Realty Services, Inc. Executive Deferred Compensation Plan, all such shares of Common Stock have been or will be issued for the benefit of Mr. Selid to the Trustee.

  Termination of Employment of Certain Executive Officers

     Michael F. Carbone resigned as Vice President and Chief Financial Officer of the Company effective as of January 16, 1996 and entered into a Severance Agreement and Mutual Release (the "Carbone Severance Agreement") and a consulting agreement (the "Carbone Consulting Agreement") each dated as of January 16, 1996. The Carbone Severance Agreement provided that Mr. Carbone would receive (i) regular payments of base annual compensation through December 31, 1996; (ii) a cash bonus equal to 50% of his annual base salary (being a cash payment of $102,952.50); and (iii) an additional cash bonus in the amount of $325,000 in compromise of any and all disputes regarding cash bonuses earned or to be earned for fiscal years 1995 and 1996. In addition, in consideration of Mr. Carbone's release of any and all claims against the

Company, his irrevocable proxy and covenants of confidentiality and cooperation, Mr. Carbone received a cash payment of $102,952.50 and a tax loan to cover his income tax obligations incurred as a result of the exercise of his stock options. The Carbone Consulting Agreement provides that Mr. Carbone will provide financial and business consulting services as requested by the Company for up to 12 hours per month during the one year period beginning June 1, 1996 and in consideration therefor, Mr. Carbone received a payment in the amount of $150,000. The Carbone Consulting Agreement also provides that Mr. Carbone will be entitled to an incentive fee (at market rates to be agreed upon between the Company and Mr. Carbone) in consideration for any financings obtained by the Company from financing sources solicited by Mr. Carbone on the Company's behalf; provided that the financings are completed within one year following the completion of the term of consulting services. In consideration of the Carbone Consulting and Carbone Severance Agreements, Mr. Carbone granted the Company's nominees an irrevocable proxy for the voting of all shares of the Company's Common Stock held by him over a specified period of time ending not later than July 1, 1999, or if later, the date of final adjournment of the Company's 1999 annual shareholders meeting.

     David P. Blackmore resigned as Chief Financial Officer and Executive Vice President of the Company effective October 31, 1996 and entered into a Severance Agreement and Mutual Release (the "Blackmore Severance Agreement") and a Consulting Agreement (the "Blackmore Consulting Agreement") with the Company each dated as of September 4, 1996. The Blackmore Severance Agreement provided that Mr. Blackmore would receive (i) a payment in the amount of $112,500 payable over nine months representing a bonus for Mr. Blackmore's prior services as an executive officer of the Company, (ii) 83 1/3% of the cash bonus and stock bonus he would otherwise have been entitled to receive pursuant to the Company's 1996 Incentive Compensation Plan (which, based upon the Company's fiscal year 1996 results amounted to $37,338 in cash and 1,818 shares of Common Stock valued at $20.625 per share), (iii) an award of an additional 2,000 shares of Common Stock issued in conjunction with the payment of the cash bonus and stock bonus and
(iv) executive outplacement services and certain other benefits. The Blackmore Consulting Agreement provided that Mr. Blackmore would receive the sum of $50,000 payable over nine months. In consideration of the Blackmore Severance and Blackmore Consulting Agreements, Mr. Blackmore granted the Company's nominees an irrevocable proxy for the voting of all shares of the Company's Common Stock held by him over a specified period of time ending not later than July 1, 1999, or if later, the date of final adjournment of the Company's 1999 annual shareholders meeting. The Company also agreed to provide Mr. Blackmore with a tax loan to cover his tax obligations incurred as a result of the exercise of his stock options.

     The Company currently maintains a policy of providing its executive officers with nine months of their base salary in the event of a termination of their employment without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

     The Compensation Committee administers the Company's various compensation plans and reviews and recommends to the Board of Directors compensation levels for executive officers, evaluates executive management's performance and considers executive management succession and related matters. The Compensation Committee is composed exclusively of independent, non-employee directors.

  Philosophy of Compensation Committee

     The Compensation Committee believes that executive compensation should reflect the value created for the Company's shareholders while supporting the Company's long-term strategic goals. It is the belief of the Compensation Committee that executive compensation should serve to:

     - reward individuals for significant contribution to the Company's success;

     - align the interests of executives with those of the Company's long-term investors;

     - retain, motivate and attract qualified executives; and

     - provide incentives to executives to achieve strategic objectives in a manner consistent with the Company's values.

  Executive Officer Compensation

     Individual executive officer compensation consists of three components: base salary, annual cash and stock incentive bonuses and long-term equity incentives. Each component will be discussed below.


     In 1996, the Company through the efforts of its Chief Executive Officer and the Compensation Committee, retained an entirely new group of executive officers, some of whom were newly hired by the Company and others of whom received promotions based upon their prior superior performance in non-executive officer positions with the Company. In 1996, the Company also accepted the resignations of, and negotiated severance agreements with, all former executive officers (other than its Chief Executive Officer whose term of employment commenced only on December 1, 1995). In addition, in 1996 the Company acquired Lexford Properties which now, as the Company's wholly owned subsidiary, performs all of the Company's fee based property management services. An integral part of the negotiation of the Company's acquisition of Lexford Properties was the structuring negotiation and documentation of terms of employment between Lexford Properties, Inc. and the former equity owners of Lexford Properties engaged in the active management of that entity, including, without limitation, Patrick M. Holder who is now an executive officer of the Company. In determining the annual salaries of each new executive officer and significant employee retained or promoted during 1996, the Compensation Committee retained a nationally recognized executive compensation and benefits consultant in order to obtain and benefit from its advice and assistance concerning appropriate levels of executive compensation and information regarding compensation trends and levels of compensation paid by comparable companies participating in the multi-family residential real estate industry generally. With the assistance of the executive compensation and benefits consultant, the Compensation Committee analyzed the proposed salary structure for management, including the Company's chief executive officer, by reference to the compensation paid by other companies included within the Dow Jones Real Estate Investment Index, with particular emphasis being given to such of those companies that, like the Company, had not made an election to be taxed as a real estate investment trust ("REIT") for federal income tax purposes. The Compensation Committee also analyzed the relative size of the Company's market capitalization, total assets, total liabilities and overall financial, operational, marketing and administrative complexities as compared to a number of the other companies included within the Dow Jones Real Estate Investment Index as well as the comparative duties and responsibilities for each of the Company's executive officers, the number of employees under each such officer's supervision and the number of support staff and other employees devoted to supporting such executive officer within his or her respective policy making area. In addition, the Compensation Committee also considered the relative experience and employment background of each executive officer recruited by the Company as well as that executive officer's employment status and compensation at his or her then current employer for each executive officer recruited from another company. Taking all of the foregoing information into account and as well as its consultant's advice to the effect that it is often necessary to establish compensation higher than the industry median in order to attract qualified executive officer candidates from other positions, the Compensation Committee established its top four executive officers' annual base salaries as follows:

                           NAME AND TITLE                              ANNUAL BASE SALARY
     ----------------------------------------------------------        ------------------
     John B. Bartling, President and                                        $285,000
       Chief Executive Officer
     Mark D. Thompson, Executive Vice President                             $175,000
       of Corporate Development (currently Executive
          Vice President and Chief Financial Officer)
     David P. Blackmore, Executive Vice                                     $175,000
       President and Chief Financial Officer
     Paul R. Selid, Senior Vice President                                   $125,000



     Effective January 1, 1997, the Compensation Committee increased the annual base salary for Mr. Bartling to $340,000 based upon Mr. Bartling's and the Company's superior financial performance and for Mr. Thompson to $230,000 based upon Mr. Thompson's superior performance and his assumption of the additional duties as the Company's Chief Financial Officer. A substantial portion of each such annual salary increase is payable in shares of CRSI's common stock rather than cash. The Compensation Committee believes that the base annual salaries, as well as the compensation packages taken as a whole, for the Company's executive officers are generally within the second quartile of the ranges of executive compensation payable by companies included within the Dow Jones Real Estate Investment Index to their respective executive officers.



     While the Company's executive officers' respective annual base salaries are not tied to or contingent upon the Company's financial or other performance measures, a significant portion of each executive officer's potential annual compensation is derived through incentive based bonuses which are directly related to the Company's financial performance.


     The Compensation Committee met several times in 1996 and thoroughly deliberated the complete compensation packages payable to each such newly retained or promoted executive officer and significant employee.

     Salaries for executive officers are reviewed by the Compensation Committee on an annual basis and may be increased based on (a) individual performance and contribution and (b) increases in competitive pay levels.

     The Compensation Committee believes that the compensation packages agreed to with its executive officers and other significant employees genuinely preserves its philosophical objectives by placing significant emphasis on the latter two components of the Compensation Committee's stated compensation components, namely, annual cash and stock incentive bonus and long term equity incentives. In this regard, the Company's compensation arrangements are weighted heavily towards incentive bonuses based upon the Company's financial performance measured in terms of its earnings before interest, taxes, depreciation, and amortization without regard to extraordinary gains or losses ("Adjusted EBITDA") and awards of restricted stock which will vest on the basis of growth in the Company's market capitalization. It should be noted that the Compensation Committee, in consultation with the full Board, the Company's Chief Executive and Financial Officers and industry analysts, continued to refine the best measure of the Company's growth in financial results from period to period during 1996. The Company announced the results of these deliberations in its Form 10-Q for the nine months ended September 30, 1996 by stating that Adjusted EBITDA represented, in the Company's view, the best measure of recurring financial performance from period to period. These analyses and definitive results represented in the opinion of the Compensation Committee, the full Board and Company's management, a definitive departure from emphasizing non-recurring gains and income from the sale of non-core assets thereby re-defining the Company as a growth company with the goal of expanding its business, operations, revenues, assets and profits. In addition, in 1996, the Compensation Committee continued its expanding emphasis on stressing compensation of management in the form of management's equity ownership in the Company as the best means of aligning the long-term goals of management with the long-terms goals of the Company's shareholders. A significant portion of management's compensation takes the form of equity ownership in the Company. In this way, the Compensation Committee believes that Mr. Bartling's Chief Executive Officer compensation package and the compensation packages of the

Company's other executive officers implements its goal of aligning his interests with those of the Company's long-term investors.

     The Compensation Committee has confirmed that all base salaries for the Company's executive officers, including Mr. Bartling's base compensation, are reasonable and competitive, based upon the surveys compiled by management, as well as the advice and consultation of the representatives of the consulting firm.

  Management Incentive Plan

     Annual bonuses for the executive officers on account of the Company's 1996 fiscal year were governed by the Company's 1996 Incentive Compensation Plan (the "Incentive Compensation Plan"), which was specifically designed to link executive compensation to the Company's achieving certain operating goals and exceeding certain projected increases in specific financial measures applicable to the specific role in which each executive officer (and each other employee of the Company participating in the Incentive Compensation Plan) is engaged. The financial measures include Adjusted EBIDTA for the Company's Chief Executive Officer and senior financial and legal officers, net income from property management for the Company's property management employees, and return on equity for the Company's Investment Management division employees (i.e., those employees committed to maximizing the Company's return on its investments in real property assets). Under the terms of the Incentive Compensation Plan, upon achieving increases in the designated financial performance measure when compared to the Company's 1995 results, the executive officers and other participating employees are entitled to certain cash and stock awards.


     For example, the 1996 Incentive Compensation Plan provided that Mr. Bartling could earn a cash bonus of up to 60% of his base annual compensation, provided that the Company increase its Adjusted EBITDA by at least 30% when compared to the Company's 1995 Adjusted EBITDA. The Company realized Adjusted EBITDA of approximately $11,991,000 in 1996 compared to 1995 Adjusted EBITDA of approximately $8,213,000, or an approximate increase of 46%. While Mr. Bartling's employment agreement provided for the development of additional specific performance goals for Mr. Bartling, the Compensation Committee determined, and Mr. Bartling agreed, that Mr. Bartling's performance was essential in influencing and improving the Company's Adjusted EBITDA and, therefore, Adjusted EBITDA could serve for fiscal year 1996, and possibly thereafter, as the only necessary performance goal applicable to Mr. Bartling's annual bonus compensation. Similarly, the Company enjoyed an increase of approximately 85.5% in its return on equity as measured under the 1996 Incentive Plan and, therefore, employees earning cash and stock bonuses based on that performance measure (for example, Mr. Selid, the Company's Senior Vice President for Property Operations), also became entitled to the full amount of their cash and stock bonuses for 1996 (for Mr. Selid, a cash bonus 60% of annual base salary (a portion of which he subsequently elected, with the authorization of the Compensation Committee, to receive in Company common stock in lieu of cash) and 30% of annual base salary payable in Company common stock valued at its December 31, 1996 closing price).



     In order to align the interests of the Company's executive officers with those of its shareholders and to provide the executive officers with long term equity incentives, the Compensation Committee determined to grant stock option and restricted stock awards to a number of executive officers, especially those who were newly retained by the Company in 1996. In determining the nature and amount of such awards, the Company also consulted with, and relied in part upon, the advice of its nationally known executive compensation and benefits consultant (including, without limitation, the consultant's sophisticated stock option and restricted stock valuation analyses and comparability surveys). The Compensation Committee believes that the long term incentive equity awards granted to the Company's executive officers in 1996 are commensurate with those made available to executive officers by the companies included within the Dow Jones Real Estate Investment Index.



     As discussed above and disclosed elsewhere in this Proxy Statement, a significant part of Mr. Bartling's compensation package includes the award of the aggregate of 42,500 shares of restricted stock which will vest in part based upon Mr. Bartling's continued employment and in part upon increases in the Company's market capitalization as well as the award of stock options and matching stock. These awards were provided for in Mr. Bartling's Employment Agreement, which became effective on December 1, 1995, while the shares of restricted stock as well as the stock option award were issued on April 5, 1996. Similar awards, albeit in lesser amounts, were granted to the Company's new Executive Vice President and Chief Financial Officer and Senior Vice President when such executive officers were retained in April 1996.

  Deductibility


     In 1996, the Company established the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust (the "Rabbi Trust") for the purpose of providing its non-employee directors and its executives with the ability to defer taxable incentive compensation. The Rabbi Trust is a grantor trust, the assets of which remain subject to the claims of the Company's general creditors in the event of the Company's insolvency. The Company intends that the Rabbi Trust constitute an unfunded arrangement and that it not affect the status of any of the Company's deferred compensation plans or arrangements as unfunded plans or arrangements maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.



     Pursuant to the Company's Executive Deferred Compensation Plan, the Company's non-employee directors and highly compensated executive officers can elect to direct the Company to issue any shares of the Company's common stock to The Provident Bank, as Trustee under the Rabbi Trust, rather than directly to the director or officer. The select group of management and highly compensated employees also has the option of deferring receipt of stock bonuses awarded under the 1996 Incentive Compensation Plan, as well as other common stock awards payable to them by the Company pursuant to the terms of individual employment or award agreements, to the Rabbi Trust. This deferral mechanism enables the employee to defer the recognition of taxable income for federal income tax purposes.


     The Company intends, to the extent practicable, to preserve the deductibility under the Internal Revenue Code of compensation paid to its executive officers, while maintaining compensation programs that will attract and retain its executives in a competitive environment; provided, that, in light of the Company's ability to offset current income taxes through the utilization of net operating loss carry forwards and passive activity loss carry forwards, the Compensation Committee will consider facilitating executives' ability to defer taxable incentive compensation (thereby also deferring, but not reducing, the Company's deductibility of such items). In keeping with this philosophy to provide for maximizing compensation payable in the form of the Company's Common Stock, as well as to provide its executives with the ability to defer taxable incentive compensation, the Company adopted its Executive Deferred Compensation Plan and Executive Deferred Compensation Rabbi Trust in 1996. Pursuant to the Executive Deferred Compensation Plan, the Company's highly compensated executive officers can elect to direct the Company to issue any shares of the Company's Common Stock to The Provident Bank, as Trustee under the Executive Deferred Compensation Rabbi Trust, rather than directly to the employee otherwise entitled to receive the shares of Common Stock, thereby deferring the recognition of taxable income for federal income tax purposes. The Company believes that, for the foreseeable future, this practice will not otherwise result in increased income tax liability to the Company due to the availability of net operating and passive activity loss carry forwards for federal income tax purposes. The Executive Deferred Compensation Rabbi Trust is a grantor trust, the assets of which remain subject to the claims of general creditors of the Company.

  Conclusion

     In conclusion, the Compensation Committee will enable the Company to retain highly qualified executive management and motivate its officers with respect to the attainment of important goals and objectives. The Compensation Committee believes the focus on Common Stock ownership by the executive officers and other long-term stock programs has aligned and will continue to align the interests of management with the interests of shareholders of the Company. The Compensation Committee further believes that its continuing efforts to refine the best measures of the Company's long-term growth and improving financial results are reflected in the terms of the 1996 Incentive Compensation Plan and will continue to be reflected in future management incentive programs.

     Compensation Committee of the Board of Directors

          Glenn C. Pollack, Chairman
        George R. Oberer, Sr.
        Gerald E. Wedren

PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Common Stock, to that of the Dow Jones Real Estate Investment Index and the Dow Jones Market Index. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. This graph is shown for the four full fiscal years in which the Company's Common Stock (Nasdaq: CRSI) has been registered under the Securities Exchange Act of 1934, as amended.

      MEASUREMENT PERIOD          CRSI MARKET      DOW JONES       DOW JONES
    (FISCAL YEAR COVERED)            VALUE        REAL ESTATE     EQUITY MKT
12/31/92                                   100             100             100
12/31/93                                   250             112             107
12/31/94                                   350             103             104
12/31/95                                   583             121             139
12/31/96                                   687             150             167

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

     On May 22, 1997, the Company had outstanding 4,486,592 shares of Common Stock. The following table sets forth the information as of May 22, 1997 regarding Common Stock owned beneficially by (a) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (b) each director of the Company and executive officer named in the Summary Compensation table above and (c) all present executive officers and directors of the Company as a group.

                                                            AMOUNT AND
                                                            NATURE OF
                      NAME AND ADDRESS OF                   BENEFICIAL        PERCENTAGE OF
                       BENEFICIAL OWNER                     OWNERSHIP(1)     COMMON STOCK(1)
     -----------------------------------------------------  ----------       ---------------
     Bank of America National                                 513,929             11.46%
       Trust & Savings Association
     333 South Hope Street
     Los Angeles, CA 90071

     Directors and Executive Officers Named in "Summary Compensation Table"
     John B. Bartling, Jr.                                     65,440(2)           1.46%
     Mark D. Thompson                                          33,545(3)              *
     Paul R. Selid                                             19,372(4)              *
     Michele R. Souder                                          4,370(5)              *
     Ronald P. Koegler                                          6,520(6)              *
     David P. Blackmore                                        41,469(7)              *
     Michael F. Carbone                                        50,726(8)           1.13%
     Robert V. Gothier, Sr.                                    14,533(9)(10)          *
     Joseph E. Madigan                                         15,066(9)(11)          *
     George J. Neilan                                          11,355(9)(12)          *
     George R. Oberer, Sr.                                     32,063(9)(13)          *
     Glenn C. Pollack                                          14,786(9)(14)          *
     H. Jeffrey Schwartz                                       22,475(9)(15)          *
     Gerald E. Wedren                                          11,556(9)(16)          *
     Robert J. Weiler                                          47,937(9)(17)       1.07%
     All present executive officers and directors of the      474,948(18)         10.59%
     Company as a group (15 persons not including
     Messrs. Blackmore and Carbone)

---------------

* Less than one percent (1%)

 (1) The shares and percentages of Common Stock indicated in the table are based on 4,486,592 issued and outstanding shares of Common Stock; provided, however, that in the event that the number of shares deemed beneficially owned by a named individual or group includes the shares as to which the named person or group has the right to acquire beneficial ownership on or before May 22, 1997, then in such event, in calculating the percentages shown, the number of the Company's issued and outstanding shares of Common Stock is increased by a similar number of shares.

 (2) Mr. Bartling received awards of restricted Common Stock in the aggregate of 54,440 shares under his Employment Agreement and related Award Agreements with the Company (see footnotes 2 and 3 to the Summary Compensation Table and footnote 1 to the Long-Term Incentive Plans Table). This amount also includes 10,000 shares purchased by Mr. Bartling. This amount also includes 1,000 shares of Common Stock issued or to be issued to the Trustee for Mr. Bartling's benefit for the first and second quarters of the 1997 fiscal year in lieu of an increase in base compensation.

 (3) Mr. Thompson received awards of restricted Common Stock in the aggregate of 25,681 shares under the his Employment Agreement and related Award Agreements with the Company (see footnotes 10 and 11 to the Summary Compensation Table and footnote 2 to the Long-Term Incentive Plans Table). This amount includes 5,000 shares purchased by Mr. Thompson. This amount also includes 728 shares of

     Common Stock issued or to be issued to the Trustee for Mr. Thompson's benefit for the first and second quarters of the 1997 fiscal year in lieu of an increase in base compensation. This amount also includes 2,500 currently exercisable shares subject to an option to purchase 12,500 shares which vests over five years.

 (4) Mr. Selid received awards of restricted Common Stock in the aggregate of 14,372 shares under the Incentive Equity Plan (see footnote 16 to the Summary Compensation Table and footnote 2 to the Long-Term Incentive Plans Table). This amount includes 2,500 shares purchased by Mr. Selid. This amount also includes 2,500 currently exercisable shares subject to an option to purchase 12,500 shares which vests over five years.

 (5) Ms. Souder received awards of restricted Common Stock in the aggregate of 4,000 shares under the Incentive Equity Plan (see footnote 24 to the Summary Compensation Table). This amount also includes 370 shares of Common Stock issued or to be issued to the Trustee for Ms. Souder's benefit for the first and second quarters of the 1997 fiscal year in lieu of an increase in base compensation.

 (6) Mr. Koegler received 5,510 shares of Restricted Stock under the Incentive Equity Plan, 4,500 shares of which have vested. Mr. Koegler received a currently exercisable option to purchase 1,355 shares of Common Stock pursuant to the Trustee's Second Employee Retention Plan which was approved by the Bankruptcy Court during the Company's bankruptcy proceedings. Mr. Koegler's account is allocated with approximately 343 shares of Common Stock pursuant to his participation in the Company's 401(k) Plan. This amount also includes 242 shares of Common Stock issued or to be issued to the Trustee for Mr. Koegler's benefit for the first and second quarters of the 1997 fiscal year in lieu of an increase in base compensation.

 (7) Mr. Blackmore received 24,061 shares of Restricted Stock, which has vested under the Incentive Equity Plan. Mr. Blackmore also received an award of deferred Common Stock (the "Deferred Stock") under the Incentive Equity Plan of 7,619 shares, contingent upon (i) the average price per share of the Common Stock during the six-month period from March 11, 1995 to September 11, 1995 being at least $3.93 and (ii) Mr. Blackmore being in the employ of the Company on September 11, 1995. The Compensation Committee of the Board of Directors accelerated the vesting of the Deferred Stock and such shares were issued to Mr. Blackmore on January 18, 1995. Mr. Blackmore also received stock option grants of 4,378 shares pursuant to the Trustee's Second Employee Retention Plan which was approved by the Bankruptcy Court during the Company's bankruptcy proceedings. Mr. Blackmore exercised such option and retained these shares. Mr. Blackmore has been attributed with 1,758 shares of Common Stock pursuant to his participation in the Company's 401(k) plan. Mr. Blackmore also received 535 shares for an unsecured Claim under the Plan of Reorganization. Mr. Blackmore purchased 1,300 shares of Common Stock in April 1995. Mr. Blackmore sold 2,000 shares in January 1997. Mr. Blackmore has been attributed with 3,818 shares which he is to receive pursuant to his Severance Agreement and Mutual Release with the Company.

 (8) Mr. Carbone, the Company's former Chief Financial Officer and Vice President, received an award of restricted Common Stock (the "Restricted Stock") equal to 0.75% of the Company's Total Committed Equity under the Incentive Equity Plan, estimated to be 30,076 shares of Restricted Stock. Mr. Carbone received an award of deferred Common Stock (the "Deferred Stock") equal to 0.04% of the Company's Total Committed Equity under the Incentive Equity Plan, estimated to be 1,604 shares, contingent upon (i) the average price per share of the Common Stock during the six-month period from March 11, 1995 to September 11, 1995 being at least $3.93 and (ii) Mr. Carbone being in the employ of the Company on September 11, 1995. The Compensation Committee of the Board of Directors accelerated the vesting of the Deferred Stock and such shares were issued to Mr. Carbone on January 18, 1995. Mr. Carbone has been attributed with 2,288 shares of Common Stock pursuant to his participation in the Company's 401(k) Savings Plan in which the Company matches a portion of an employee's contribution. InnVestors Limited, of which Mr. Carbone was President and is a shareholder, received 14,758 shares of Common Stock for an unsecured Claim under the Plan of Reorganization. Mr. Carbone also purchased 2,000 shares of Common Stock.

 (9) In September 1992, each non-employee director of the Company was granted a stock option to purchase 7,500 shares of Common Stock equal to 0.1875% of the Company's Total Committed Equity. The options are exercisable to the extent of 10% of the shares of Common Stock covered by the grant after the optionee has served continuously as a director of the Company for six months and to the extent of an additional 10% of such shares after each of the next nine successive six month periods of continuous service; therefore, 6,750 shares of Common Stock underlying this stock option are attributable to each non-employee director (except Mr. Gothier, who has exercised his option to purchase 3,750 shares, leaving an option to purchase 3,000 shares exercisable within 60 days), because such shares will be exercisable within 60 days based on the commencement of each director's term on September 11, 1992. In addition, on December 1, 1995, each director was granted an option to purchase 2,000 shares of Common Stock, with an exercise price equal to $17.25 and a vesting period of the earlier of one year or the period from the date of the grant to the next annual meeting of shareholders. On May 23, 1996, each director was granted an option to purchase 2,000 shares of Common Stock, with an exercise price of $21.25 and a vesting period of the earlier of one year or the period from the date of the grant to the next annual meeting of shareholders. All such shares underlying the foregoing options are attributed to each non-employee director because such shares are exercisable or will be exercisable within 60 days.

(10) This amount includes (a) 300 shares of Common Stock purchased by Mr. Gothier through his Individual Retirement Account, (b) 2,375 shares of Common Stock purchased by RVG Management and Development Company, of which Mr. Gothier is President and a shareholder, (c) 1,108 shares of restricted Common Stock granted to Mr. Gothier pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees and (d) 3,750 shares purchased by Mr. Gothier through the exercise of a stock option.

(11) Mr. Madigan received an award of restricted Common Stock on December 1, 1995 and December 1, 1996 (the "1996 Award"), each in the amount of 2,000 shares under the Incentive Equity Plan, each of which will vest equally over a three year period from the date of grant. Mr. Madigan elected to defer the receipt of the shares subject to the 1996 Award, which were instead issued to the Trustee for his benefit. This amount also includes 316 shares of restricted Common Stock granted to Mr. Madigan pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(12) This amount includes 605 shares of restricted Common Stock granted to Mr. Neilan pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(13) This amount includes (a) 5,788 shares of Common Stock received by Oberer Development Company, of which Mr. Oberer is President and a shareholder, for an unsecured claim under the Company's Plan of Reorganization, (b) 14,000 shares of Common Stock held by Mr. Oberer, individually, and (c) 1,525 shares of restricted Common Stock granted to Mr. Oberer pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(14) This amount includes (a) 2,500 shares of Common Stock held by Mr. Pollack, individually, and (b) 1,536 shares of restricted Common Stock granted to Mr. Pollack pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(15) This amount includes (a) 10,000 shares of Common Stock held by Mr. Schwartz, individually, and (b) 1,725 shares of restricted Common Stock granted to Mr. Schwartz pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(16) This amount includes 806 shares of restricted Common Stock granted to Mr. Wedren pursuant to his participation in the Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(17) This amount includes (a) 36,000 shares of Common Stock held by Mr. Weiler's wife and (b) 1,187 shares of restricted Common Stock granted to Mr. Weiler pursuant to his participation in the

     Company's Non-Employee Director Restricted Stock Plan, in which he received such shares in lieu of director's fees.

(18) This amount includes shares individually held by the directors and executive officers listed in this chart excluding Messrs. Blackmore and Carbone, former executive officers. This amount also includes shares held by or attributed to Patrick M. Holder and Michael F. Sosh, executive officers of the Company. Mr. Holder received 175,000 shares of Restricted Stock in connection with the Company's acquisition of Lexford Properties, of which 125,000 shares are subject to forfeiture if the Company's net income from property management operations does not achieve certain specified increases during the three full fiscal years ending with the Company's 1999 fiscal year.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during the previous fiscal year, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with except as follows. In August 1996, Patrick M. Holder received shares of restricted Common Stock in connection with the Company's acquisition of Lexford Properties, Inc., some of which shares are subject to forfeiture, and the appropriate Form 4 was not filed on his behalf within the required time period. Effective January 1997, options were granted to Michele R. Souder and Ronald P. Koegler and the appropriate Form 4 was not filed on their behalf within the required time period because the option grants were automatically effective on January 1, 1997 subject to subsequent confirmation of the Company's 1996 fiscal year financial results. Form 4 for Mr. Holder was filed promptly after the failure to file such form was discovered. Forms 4 for Mr. Koegler and Ms. Souder were filed promptly following the completion of the Company's audited 1996 financial statements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph E. Madigan, Chairman of the Company's Board of Directors, received a retainer in 1996 of $4,000 per month (which amount was increased in December 1996 to $5,000 per month). Mr. Madigan also received in December 1996, and will receive annually during his tenure as chairman, an award of 2,000 shares of restricted Common Stock, one-third of which shares vest annually over a three year period. Mr. Madigan elected to defer receipt of the shares of Common Stock, which were issued to the Trustee for Mr. Madigan's benefit.

     H. Jeffrey Schwartz, director of the Company, is a partner in the law firm of Benesch, Friedlander, Coplan & Aronoff LLP, which serves as outside legal counsel to the Company.

     Robert J. Weiler, a director of the Company, is a principal of Americana Investment Company, the lessor of the building housing the Company's principal executive offices. Mr. Weiler did not participate in the Company's decision to select its office space or in the lease negotiations. Management believes that the lease terms for the Company's executive offices are competitive with commercial lease rates in the Columbus, Ohio market. The annual lease payments are as follows:

        1997 (thru 10/31)  $282,580                            ($6.50/sq.ft.)

                                    AUDITORS

     The Company selected Ernst & Young, LLP, formerly known as Kenneth Leventhal & Company, as independent auditors for the 1997 fiscal year. Representatives of Ernst & Young, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions.

                                 OTHER BUSINESS

     In addition to the matters described above, John B. Bartling, Jr. Chief Executive Officer and President of the Company, will address the shareholders and answer questions.

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment or postponements thereof, the shareholders in attendance and the persons named as proxies, using their best judgment, will vote upon such matters.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals for the Company's 1998 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company at 6954 Americana Parkway, Reynoldsburg, Ohio 43068 no later than December 17, 1997.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to shareholders for the 1996 fiscal year, which contains Consolidated Financial Statements of the Company and its subsidiaries, is being sent simultaneously to shareholders as of the Record Date.
                                            By Order of the Board of Directors,

                                            LOGO

                                            Jeffrey D. Meyer,
                                              Secretary
Dated: [             , 1997]

                                                                         ANNEX A

                          1997 PERFORMANCE EQUITY PLAN
                                       OF
                         CARDINAL REALTY SERVICES, INC.

     1. PURPOSE OF THE PLAN. This 1997 Performance Equity Plan of Cardinal Realty Services, Inc. adopted this 14th day of May, 1997, subject to shareholder approval, is a performance based program intended to provide and promote a unity of interests with the Company's shareholders by rewarding certain officers and directors of the Company and Lexford for attaining specific performance goals based on earnings growth and enhanced shareholder value. The opportunity so provided is intended to foster in Participants an incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries and to aid in retaining individuals who put forth such efforts.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

          2.1 "Adjusted EBITDA" means, with respect to any calendar year, the amount of the Company's earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP, with the following adjustments (all are determined in accordance with GAAP): (a) non-recurring items (which, for purposes of the Plan, include any expenses related to the grant or vesting of Awards) shall be disregarded (to the extent such items are otherwise included); (b) earnings shall nonetheless be reduced by mortgage interest accruing on loans secured by real property assets included in the Company's consolidated balance sheet (to the extent such interest is otherwise included); and (c) with respect to any of the Company's consolidated real estate assets, or interests therein, sold by the Company after December 31, 1996, the net sale proceeds resulting from the sale of any of such assets or any equity interest therein shall be added to the Company's earnings over a five-year period, beginning with the year of the sale, on a basis providing level amortization of such proceeds (inclusive of imputed interest thereon) over such five-year period using the Company's cost of capital in the year of sale as the imputed interest rate. For purposes of the immediately preceding clause (c), the Company's "cost of capital" applicable to any sales proceeds will equal the weighted average cost of capital on the Company's debt and equity as determined by the Company in the normal course of business. The Committee has the discretionary authority to interpret and administer this provision in an equitable manner, consistent with the purposes of the Plan.

          2.2 "Average Share Price" means a 20 day average of the Share Price determined based upon the number of business days during such 20 day period and, for any business day for which no sales in the respective Shares are reported, Fair Market Value for such business day shall be assumed to be the value on the next preceding business day for which sales are reported.

          2.3 "Award" means a Restricted Stock Award.

          2.4 "Board" means the Board of Directors of Cardinal Realty Services, Inc.

          2.5 "Change in Control" means the occurrence of one of the following events:

             (a) the Company merges itself into, or is merged or consolidated with, another corporation and as a result of such merger or consolidation less than sixty percent (60%) of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

             (b) the Company shall sell or transfer to one or more persons, corporations or entities, in a single transaction or a series of related transactions, more than one-half of the assets of the Company unless by an affirmative vote of two-thirds of the members of the Board, the transaction or transactions are exempted from the operation of this provision based on a good faith finding that the transaction or transactions are not within the intended scope of this definition for purposes of this Plan;

                                      A-1-1

             (c) a "person" (within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Exchange Act Rule 13d-3), of forty percent (40%) or more of the outstanding voting securities of the Company; or

             (d) any shareholder of the Company shall nominate a person to the Board, which nominee shall be elected to the Board without receiving the prior endorsement of the Board.

          2.6 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.7 "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Exchange Act Rule 16b-3 and in the Plan.

          2.8 "Company" means Cardinal Realty Services, Inc.

          2.9 "Company Shares" means shares of the Company's common stock.

          2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

          2.11 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.12 "Fair Market Value" means, with respect to the Shares, the closing price of such Shares on the New York Stock Exchange, Inc. or other national securities exchange or interdealer quotation system, on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotations for, or report of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange or interdealer quotation system, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date).

          2.13 "GAAP" means generally accepted accounting principles, consistently applied.

          2.14 "Initial Baseline" means the baseline standards against which the 1997 Performance Goals are measured. The Initial Baseline for measuring the 1997 Adjusted EBITDA Performance Goal shall be Adjusted EBITDA for the 1996 calendar year. The Initial Baseline for measuring the Share Price Performance Goal shall be the Fair Market Value of a Company Share on the date the Plan is approved by the Company's shareholders.

          2.15 "Lexford" means Lexford Properties, Inc., a wholly owned subsidiary of the Company.

          2.16 "Participant" means each officer of the Company or Lexford and each non-employee director identified as eligible for participation in the Plan as set forth on Exhibit A. In addition, the term Participant includes any individual who becomes eligible to participate in the Plan pursuant to
     Section 5.

          2.17 "Performance Year" or "Performance Years" means the 12 month fiscal year of the Company ending December 31, 1997 and the two succeeding years ending December 31, 1998 and December 31, 1999.

                                      A-1-2

          2.18 "Performance Goal" or "Performance Goals" means the Share Price and the Adjusted EBITDA targets as set forth in Section 6.4 which must be satisfied in order for Participants to vest in any Awards associated with such Performance Year as described in Section 6.4 and the Restricted Stock Award Agreements.

          2.19 "Plan" means the 1997 Performance Equity Plan of Cardinal Realty Services, Inc.

          2.20 "Rabbi Trust" means the Cardinal Realty Services, Inc. Executive Deferred Compensation Rabbi Trust.

          2.21 "Restricted Stock Award" means the right to receive Company Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

          2.22 "Restricted Stock Award Agreement" means a written agreement in such form as may be hereafter approved by the Committee, which shall be duly executed by the Company and the Participant and which shall set forth the terms and conditions of a Restricted Stock Award under the Plan.

          2.23 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.24 "Shares" means the Company Shares and/or any other securities of the Company or any other issuer which may hereafter become the subject of Restricted Stock Awards in accordance with the provisions of Section 13.

          2.25 "Share Price" means the Fair Market Value of a Company Share at the relevant time.

          2.26 "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who shall acquire the right to receive a Restricted Stock Award by bequest or inheritance or by reason of the death of the Participant.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the issuance of Restricted Stock Awards granted under the Plan, an aggregate of three hundred eighteen thousand (318,000) Company Shares issued by the Company.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) Non-Employee Directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the officers and directors of the Company and Lexford to whom Restricted Stock Awards shall be granted, the number of Company Shares to be covered by each of the Restricted Stock Awards, and the terms of any such Award; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee.

     5. OFFICERS AND DIRECTORS TO WHOM RESTRICTED STOCK AWARDS MAY BE GRANTED.

     The officers and directors initially eligible for participation in the Plan and the levels of their Awards are set forth in Exhibit A. In the event that an individual becomes a non-employee director of the Company after

                                      A-1-3
the date hereof, that individual will automatically become a Participant and shall receive a grant of Awards at the level of the initial non-employee director Participants, adjusted to reflect the portion of the Performance Years during which the individual did not serve as a director as equitably determined by the Committee at its discretion; provided, however, that such Awards shall only be made to the extent that the Company Shares reserved under Section 3, including any previously awarded Company Shares forfeited back to the Company, are sufficient to enable the Awards. After the date hereof, the Committee, at its discretion, may identify additional officers as eligible to be Participants hereunder and may make additional Awards to officers at the levels determined by the Committee taking into account the recommendations of the Company's management as to the duties and potential contribution of the respective individuals; provided, however, that: (a) the Committee shall not make any additional Awards under this sentence to any individual officer identified on Exhibit A unless the Committee, at its discretion, determines that such additional Awards are an appropriate response to a significant increase in the individual's duties and responsibilities to the Company; and (b) such Awards shall only be made to the extent that the Company Shares reserved under Section 3, including any previously awarded Company Shares forfeited back to the Company, are sufficient to enable the Awards.

     6. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan will vest upon the achievement of the Performance Goals described in Section
6.4. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

          6.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Company Shares granted under the Restricted Stock Award. Subject to the restrictions in Section 6.3 of the Plan, and set forth in the related Restricted Stock Award Agreement, the number of Company Shares granted under a Restricted Stock Award shall be issued in the recipient Participant's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

          6.2 Rights of Participants. Shares granted pursuant to Restricted Stock Awards shall be transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 6.3 of the Plan, and set forth in the related Restricted Stock Award Agreement, the Participant shall thereupon be a shareholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares, subject to the restrictions and risks of forfeiture set forth in the Plan. The certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such Participant, shall be held by the Company in its control for the account of such Participant:

             (i) until the restrictions in Section 6.3 of the Plan and in the related Restricted Stock Award Agreement lapse pursuant to the Plan, at which time a certificate for the appropriate number of Shares; in each case, free of all restrictions imposed by the Plan or the Restricted Stock Award Agreement shall be delivered to the Participant, subject to the provisions of Section 8 and Section 9; or

             (ii) until such Shares are forfeited and cancelled as described in
        Section 6.3 and in the related Restricted Stock Award Agreement.

          6.3 Restrictions. Each Share issued pursuant to a Restricted Stock Award Agreement shall be subject to the following restrictions until such restrictions have lapsed pursuant to Section 6.4 of the Plan:

             (a) Disposition. The Shares awarded to a Participant and held by the Company pursuant to Section 6.2, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant's Successor. Any transfer or purported transfer of Shares in violation of the restrictions outlined in this
        Section 6.3 shall be null and void and shall result in the forfeiture of the Company Shares transferred or purportedly transferred to the Company without notice and without consideration.

                                      A-1-4

             (b) Forfeiture. Any Shares awarded to a Participant under a Restricted Stock Award and held by the Company pursuant to Section 6.2 of the Plan shall be forfeited without notice and without consideration therefor immediately in accordance with the following:

                (i) if a Participant is an officer and the Participant's employment with the Company or Lexford is terminated, the Shares shall forfeit as provided in the Participant's Restricted Stock Award Agreement;

                (ii) if the Participant is a non-employee director of the Company and ceases to be a director, the Shares shall forfeit as provided in the Participant's Restricted Stock Award Agreement; and

                (iii) all Participants will forfeit all Shares granted to them under Restricted Stock Award Agreements with respect to any Shares that remain non-vested after the end of the final Performance Year.

        Any Company Shares forfeited under the Plan shall be returned to the Company and shall be available for additional Awards under Section 5. Any dividends previously paid with respect to any forfeited Shares shall also be forfeited and returned with the Shares so forfeited.

          6.4 VESTING OF RESTRICTED STOCK.

             (a) The restrictions on Shares set forth in Section 6.3 shall lapse, and certificates for such Shares held for the Participant in accordance with Section 6.2 shall be distributed to the Participant as described in this Section 6.4. The Performance Goals for the Awards associated with each Performance Year, expressed as a percentage of the Initial Baselines, are as follows:

               SHARE PRICE AND ADJUSTED EBITDA PERFORMANCE GOALS
                    AS A PERCENTAGE OF THE INITIAL BASELINES

                                                              LEVEL I     LEVEL II
                                                              -------     --------
            1997 Performance Year...........................  112.00%      118.00%
            1998 Performance Year...........................  132.16%      139.24%
            1999 Performance Year...........................  155.95%      164.30%

             (b) The amount of Awards that vest for a Performance Year is determined by comparing the Average Share Price over the last 20 days of such year and Adjusted EBITDA for such year with the Performance Goals indicated in Section 6.4 (a) above. If either of the Performance Goals for a level of vesting is achieved, the number of Shares awarded with respect to attainment of such Performance Goal shall vest as soon as practicable following the end of the Performance Year used in determining the Share Price or Adjusted EBITDA, as the case may be. Satisfaction of a Performance Goal for a Performance Year at Level I or Level II results in the vesting of non-vested Awards associated with any prior Performance Year. If the Average Share Price over the last 20 days of a Performance Year or Adjusted EBITDA for such Performance Year equals or exceeds one or more of the Level I and/or Level II Performance Goals for a subsequent Performance Year, the Awards associated with achievement of such Performance Goals shall vest as soon as practicable following the end of the Performance Year as of which such Share Price and/or Adjusted EBITDA, as the case may be, is measured.

     7. CHANGE IN CONTROL.

          (a) Notwithstanding anything in this Plan to the contrary, upon a Change in Control during any Performance Year, each Participant will vest in Shares in accordance with the following. These provisions shall apply to any Participant who is employed by the Company or Lexford at the time of the Change in Control, as well as to any Participant who is terminated in anticipation of the Change in Control, as determined by the Committee, and any non-employee directors of the Company who are serving as directors at the time of the Change in Control.

                                      A-1-5

          (b) Upon a Change in Control, each Participant shall immediately vest in the non-vested Shares associated with any Performance Year, but only if the Share Price as of the date of the Change in Control equals or exceeds the Share Price Performance Goal associated with such Awards; provided, however, that if the Change in Control occurs in 1997 or 1998, the Performance Goals for 1999 (both Level I and Level II) shall be deemed satisfied if the Share Price as of the date of the Change in Control equals or exceeds 110% of the Level II Share Price Performance Goal for 1998 (i.e., 153.16% of the Share Price Initial Baseline).

          (c) A Participant will vest in Shares as described in this Section 7, regardless of whether the Participant continues with the Company or any successor to the Company as an employee or director.

     8. DEFERRAL OF COMPANY SHARES INTO RABBI TRUST. Within ten (10) days of the approval of this Plan by the shareholders of the Company and prior to the issuance of any Shares under the Plan, each Participant may make a written election to defer the Shares that would otherwise be transferred to him or her upon the vesting of such Shares pursuant to Section 6 and/or Section 7 of the Plan. Such election shall be binding upon such Participant with respect to all Shares he or she would be entitled to receive upon attainment of the Performance Goals as described in Sections 6 and 7 except that any election to receive shares is subject to the provisions of Section 9. If the Participant elects to defer receipt of Shares, such Shares shall be contributed to the Rabbi Trust and held for his or her benefit under the terms of the Rabbi Trust until the Participant's termination of employment with the Company or Lexford or the cessation of the Participant's non-employee directorship, as the case may be, subject to forfeiture under Section 6.3(b). Cash dividends payable with respect to any Shares subject to an Award under the Plan shall be automatically deferred into the Rabbi Trust, invested under the terms thereof and, to the extent not forfeited under Section 6.3(b), distributed at such time as the Shares in respect of which such dividends are payable become taxable to the individual.

     9. CODE SECTION 162(m) LIMITATION. Notwithstanding anything in this Plan to the contrary, to the extent that Code Section 162(m) would operate to limit the Company's federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, receipt of Shares shall be deferred into the Rabbi Trust until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company's deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the deferred Shares shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the
Section 162(m) limit for such year, does not result in federal income tax liability to the Company. In administering the deferral mechanism of this
Section 9, the determinations by the Committee shall be final; however, the Committee shall act promptly in making its determinations hereunder and shall not unnecessarily delay transfer of the Shares. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, including, without limitation, termination of employment, except as expressly set forth in the Rabbi Trust.

     10. "GROSS-UP" FOR EXCISE TAXES. In the event that any Participant becomes subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), the Company shall pay in cash to the Participant at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant shall be equal to the amount that would have been retained had such excise tax not applied, as determined below.

     The following shall govern the determination of the amount of the cash payment described above:

          (i) any other payments or benefits received or to be received by the Participant in connection with a "change in control" of the Company (as defined in Code section 280G) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code,

                                      A-1-6

          (iii) For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant's residence upon the change in control, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     The amount of any Gross-Up Payment shall be paid to the Participant at the time of the Change in Control. If the Participant has elected to defer receipt of all Shares into the Rabbi Trust pursuant to Section 8, such deferral shall also apply to any Gross-Up Payment. In the event that the Excise Tax is subsequently determined by the Company's independent auditors to be less than the amount taken into account hereunder at the time of the Change in Control, the Participant shall repay to the Company the excess portion of the Gross-Up Payment plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. If the Gross-Up Payment was deferred into the Rabbi Trust as described above, any return of any portion of the Gross-Up Payment shall be made from the Rabbi Trust. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Change in Control, (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     11. RIGHTS OF AWARD HOLDER. Participants shall not have any of the rights of a shareholder with respect to the Shares granted in a Restricted Stock Award except as described in Sections 6.2 and 6.3.

     12. NONTRANSFERABILITY OF RESTRICTED STOCK AWARDS. A Restricted Stock Award shall not be transferable other than: (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Company Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends or distributions being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares which remain and become subject to Restricted Stock Awards theretofore granted including, without limitation, property (including cash) or securities distributed in respect of Shares theretofore the subject of Restricted Stock Awards which have not yet vested, and all other applicable provisions (including, without limitation, the provisions of Section 6.4 regarding the Performance Goals), shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award. Any property (including cash) or securities distributed in respect of Shares theretofore the subject of Restricted Stock Awards which have not vested shall become part of the Awards, subject to the restrictions otherwise applicable to Company Shares and shall not result in a direct distribution of the dividend to the Participant.

     14. FORMS OF RESTRICTED STOCK AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the shareholders of the Company shall constitute the granting of any Restricted Stock Award. An Award shall be granted hereunder only by action taken by the Committee. Upon the Committee's designation of an officer or director for the receipt of a Restricted Stock Award, the Company's secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the appropriate individual, in such form as the Committee shall approve, stating the number of Company Shares subject to the Restricted Stock Award, and the other terms and conditions thereof. The notice shall be accompanied by a Restricted Stock Award Agreement, which shall have been duly executed by or on behalf of the Company. Execution by the individual to whom such Award is granted of said Restricted Stock Award

                                      A-1-7

Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the receipt of any Award.

     15. RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a Participant who vests in Shares under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares is delivered to the Participant in accordance with the terms of this Plan and the Restricted Stock Award Agreement. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant.

     16. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under the rules of the national securities exchange on which the Company Shares are then listed or Exchange Act Rule 16b-3 would be required. Notwithstanding the authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Restricted Stock Award granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Restricted Stock Award theretofore granted under the Plan.

     17. DELIVERY OF SHARES. Delivery of certificates for Shares pursuant to the vesting of a Restricted Stock Award may be postponed by the Company for such period as may be required for it to exercise reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the delivery of any Shares pursuant to an Award.

     18. FEES AND COSTS. The Company shall pay all original issue taxes on the issuance of any Restricted Stock Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     19. EFFECTIVENESS OF THE PLAN. The Plan was previously approved by the Board subject to the approval of the Committee and the ratification of the Executive Committee of the Board. The Committee approved the Plan and, on May 14, 1997, the Executive Committee of the Board ratified the approval. The Plan shall be submitted to the Company's shareholders at the next annual meeting and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all Company Shares issued and outstanding, excluding, however, issued and outstanding Company Shares held by any person listed on Exhibit A hereto or nominated for election as a non-employee director at such meeting, the Plan shall terminate and no Restricted Stock Awards shall be granted thereunder.

     20. OTHER PROVISIONS. As used in the Plan, and in Restricted Stock Award Agreements, and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     21. OHIO LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

                                      A-1-8

                                   EXHIBIT A

     The awards of Company Shares associated with each of the three Performance Years are as follows:

                                                                  LEVEL I         LEVEL II
                                                                ------------    ------------
    Mr. Bartling..............................................   10,000 Shs.     14,000 Shs.
    Mr. Thompson..............................................    7,000 Shs.      9,000 Shs.
    Mr. Koegler...............................................    2,000 Shs.      3,500 Shs.
    Mr. Sosh..................................................    2,000 Shs.      3,500 Shs.
    Ms. Souder................................................    2,000 Shs.      3,500 Shs.
    Each Non-Employee Director*...............................    2,000 Shs.      3,500 Shs.

---------------

* Mr. Madigan, Mr. Neilan, Mr. Weiler, Mr. Gothier, Mr. Pollack, Mr. Schwartz, Mr. Oberer, and Mr. Wedren.

                                      A-1-9

                                                                      [DIRECTOR]

                        RESTRICTED STOCK AWARD AGREEMENT

     This Restricted Stock Award Agreement (the "Agreement") is made as of the
  day of           , 1997 between CARDINAL REALTY SERVICES, INC., an Ohio
corporation (the "Company"), and           , a director of the Company (the
"Participant").

     WHEREAS, the Company has heretofore adopted the 1997 Performance Equity Plan of Cardinal Realty Services, Inc. (the "Plan"); and

     WHEREAS, it is a requirement of the Plan that a Restricted Stock Award Agreement be executed to evidence the Restricted Stock Award granted to the Participant.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

     2. GRANT OF AWARD.  The Company hereby grants to the Participant a
Restricted Stock Award of an aggregate of           (  ) shares of the common
stock, with no par value, of the Company ("Shares") on the terms and conditions set forth herein.

     3. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan will vest upon the achievement of the Performance Goals described in Section
3.4. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

          3.1 Issuance of Shares. Subject to the restrictions in Section 6.3 of the Plan, and set forth in this Agreement, the number of Company Shares granted under a Restricted Stock Award shall be issued in the recipient Participant's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

          3.2 Rights of Participants. Shares granted pursuant to Restricted Stock Awards shall be transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 6.3 of the Plan, the Participant shall thereupon be a shareholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares, subject to the restrictions and risks of forfeiture set forth in the Plan. The certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such Participant, shall be held by the Company in its control for the account of such Participant:

             (i) until the restrictions in Section 6.3 of the Plan and in this Agreement lapse pursuant to the Plan, at which time a certificate for the appropriate number of Shares; in each case, free of all restrictions imposed by the Plan or this Agreement shall be delivered to the Participant, subject to the provisions of Section 5 and Section 6; or

             (ii) until such Shares are forfeited and cancelled as described in
        Section 6.3 of the Plan and in this Agreement.

          3.3 Restrictions. Each Share issued pursuant to this Agreement shall be subject to the following restrictions until such restrictions have lapsed pursuant to Section 6.4 of the Plan:

             (a) Disposition. The Shares awarded to a Participant and held by the Company pursuant to Section 6.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant's Successor. Any transfer or purported transfer of Shares in violation of the restrictions outlined in this Section 3.3 shall be null and void and shall result in the forfeiture of the Company Shares transferred or purportedly transferred to the Company without notice and without consideration.

                                      A-2-1

             (b) Forfeiture. Any Shares awarded to a Participant under a Restricted Stock Award and held by the Company pursuant to Section 6.2 of the Plan shall be forfeited without notice and without consideration therefor immediately in accordance with the following:

                (i) if the Participant ceases to be a director, he or she will vest in Shares based upon performance actually achieved for the Performance Year of such cessation in the same proportion as the number of days the Participant served as a director during the year bears to the total number of days during the year (to the extent non-vested Shares do not vest as a result of this provision, such Shares shall be forfeited); and

                (ii) the Participant will forfeit all Shares granted to him or her under this Agreement with respect to any Shares that remain non-vested after the end of the final Performance Year.

     Any Company Shares forfeited under the Plan shall be returned to the Company. Any dividends previously paid with respect to any forfeited Shares shall also be forfeited and returned with the Shares so forfeited.

          3.4 Vesting of Restricted Stock.

             (a) The restrictions on Shares set forth in Section 3.3 shall lapse, and certificates for such Shares held for the Participant in accordance with Section 3.2 shall be distributed to the Participant as described in this Section 3.4. The Performance Goals for the Awards associated with each Performance Year, expressed as a percentage of the Initial Baselines, are as follows:

               SHARE PRICE AND ADJUSTED EBITDA PERFORMANCE GOALS
                    AS A PERCENTAGE OF THE INITIAL BASELINES

                                                             LEVEL I     LEVEL II
                                                             -------     --------
                1997 Performance Year......................   112.00%      118.00%
                1998 Performance Year......................   132.16%      139.24%
                1999 Performance Year......................   155.95%      164.30%

             (b) The amount of Awards that vest for a Performance Year is determined by comparing the Share Price and Adjusted EBITDA as of the last day of such year with the Performance Goals indicated in Section
        3.4 (a) above. If either of the Performance Goals for a level of vesting is achieved, the number of Shares awarded with respect to attainment of such Performance Goal shall vest as soon as practicable following the end of the Performance Year used in determining the Share Price or Adjusted EBITDA, as the case may be. Satisfaction of a Performance Goal for a Performance Year at Level I or Level II results in the vesting of non-vested Awards associated with any prior Performance Year. If the Share Price or Adjusted EBITDA as of the last day of a Performance Year equals or exceeds one or more of the Level I and/or Level II Performance Goals for a subsequent Performance Year, the Awards associated with achievement of such Performance Goals shall vest as soon as practicable following the end of the Performance Year as of which such Share Price and/or Adjusted EBITDA, as the case may be, is measured.

     4. CHANGE IN CONTROL.

          (a) Notwithstanding anything in this Plan to the contrary, upon a Change in Control during any Performance Year, each Participant will vest in Shares in accordance with the following. These provisions shall apply to the Participant if he or she is serving as a director at the time of the Change in Control.

          (b) Upon a Change in Control, each Participant shall immediately vest in the non-vested Shares associated with any Performance Year, but only if the Share Price as of the date of the Change in Control equals or exceeds the Share Price Performance Goal associated with such Awards; provided, however, that if the Change in Control occurs in 1997 or 1998, the Performance Goals for 1999 (both Level I and Level II) shall be deemed satisfied if the Share Price as of the date of the Change in Control equals or

                                      A-2-2
     exceeds 110% of the Level II Share Price Performance Goal for 1998 (i.e., 153.16% of the Share Price Initial Baseline).

          (c) A Participant will vest in Shares as described in this Section 4, regardless of whether the Participant continues to serve as a director.

     5. DEFERRAL OF COMPANY SHARES INTO RABBI TRUST. Within ten (10) days of the approval of this Plan by the shareholders of the Company and prior to the issuance of any Shares under the Plan, each Participant may make a written election to defer the Shares that would otherwise be transferred to him or her upon the vesting of such Shares pursuant to Section 6 and/or Section 7 of the Plan. Such election shall be binding upon such Participant with respect to all Shares he or she would be entitled to receive upon attainment of the Performance Goals as described in Sections 3 and 4 except that any election to receive shares is subject to the provisions of Section 6. If the Participant elects to defer receipt of Shares, such Shares shall be contributed to the Rabbi Trust and held for his or her benefit under the terms of the Rabbi Trust until the Participant's cessation of his or her directorship, subject to forfeiture under
Section 3.3(b). Cash dividends payable with respect to any Shares subject to an Award under the Plan shall be automatically deferred into the Rabbi Trust, invested under the terms thereof and, to the extent not forfeited under Section 3.3(b), distributed at such time as the Shares in respect of which such dividends are payable become taxable to the individual.

     6. CODE SECTION 162(M) LIMITATION. Notwithstanding anything in this Plan to the contrary, to the extent that Code Section 162(m) would operate to limit the Company's federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, receipt of Shares shall be deferred into the Rabbi Trust until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company's deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the deferred Shares shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the
Section 162(m) limit for such year, does not result in federal income tax liability to the Company. In administering the deferral mechanism of this
Section 6, the determinations by the Committee shall be final; however, the Committee shall act promptly in making its determinations hereunder and shall not unnecessarily delay transfer of the Shares. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, except as expressly set forth in the Rabbi Trust.

     7. "GROSS-UP" FOR EXCISE TAXES. In the event that any Participant becomes subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), the Company shall pay in cash to the Participant at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant shall be equal to the amount that would have been retained had such excise tax not applied, as determined below.

     The following shall govern the determination of the amount of the cash payment described above:

          (i) any other payments or benefits received or to be received by the Participant in connection with a "change in control" of the Company (as defined in Code Section 280G) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code; and

          (ii) For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant's residence upon the change in control, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                                      A-2-3

     The amount of any Gross-Up Payment shall be paid to the Participant at the time of the Change in Control. If the Participant has elected to defer receipt of all Shares into the Rabbi Trust pursuant to Section 5, such deferral shall also apply to any Gross-Up Payment. In the event that the Excise Tax is subsequently determined by the Company's independent auditors to be less than the amount taken into account hereunder at the time of the Change in Control, the Participant shall repay to the Company the excess portion of the Gross-Up Payment plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. If the Gross-Up Payment was deferred into the Rabbi Trust as described above, any return of any portion of the Gross-Up Payment shall be made from the Rabbi Trust. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Change in Control, (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     8. RIGHTS OF AWARD HOLDER. Participants shall not have any of the rights of a shareholder with respect to the Shares granted in a Restricted Stock Award except as described in Sections 3.2 and 3.3.

     9. NONTRANSFERABILITY OF RESTRICTED STOCK AWARDS. A Restricted Stock Award shall not be transferable other than: (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Company Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Restricted Stock Awards theretofore granted, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

     11. FORMS OF RESTRICTED STOCK AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the shareholders of the Company shall constitute the granting of any Restricted Stock Award. An Award shall be granted only by action taken by the Committee. Upon the Committee's designation of the Participant for the receipt of a Restricted Stock Award, the Company's secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Participant, in such form as the Committee shall approve, stating the number of Company Shares subject to the Restricted Stock Award, and the other terms and conditions thereof. The notice shall be accompanied by this Agreement, which shall have been duly executed by or on behalf of the Company. Execution by the Participant to whom such Award is granted of this Agreement in accordance with the provisions set forth in the Plan shall be a condition precedent to the receipt of any Award.

     12. RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a Participant who vests in Shares under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares are delivered to the Participant in accordance with the terms of the Plan and this Agreement. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant.

     13. DELIVERY OF SHARES. Delivery of certificates for Shares pursuant to the vesting of a Restricted Stock Award may be postponed by the Company for such period as may be required for it to exercise reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with

                                      A-2-4
appropriate representations and a written investment letter prior to the delivery of any Shares pursuant to an Award.

     14. INCORPORATION OF PROVISIONS OF THE PLAN. All of the provisions of the Plan pursuant to which this Agreement is made are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

     15. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Agreement.

     16. WAIVER AND MODIFICATION. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

     17. INTERPRETATION. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Participant.

     18. MULTIPLE COUNTERPARTS. This Restricted Stock Award Agreement may be signed in multiple counterparts, all of which taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

     19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the day and year first above written.

                                        CARDINAL REALTY SERVICES, INC.

                                        By:

                                        (PARTICIPANT)

                                        By:

                                      A-2-5

                                                                     [EXECUTIVE]

                        RESTRICTED STOCK AWARD AGREEMENT

     This Restricted Stock Award Agreement (the "Agreement") is made as of the
     day of             , 1997 between CARDINAL REALTY SERVICES, INC., an Ohio
corporation (the "Company"), and                          , an employee of the
Company or Lexford (the "Participant").

     WHEREAS, the Company has heretofore adopted the 1997 Performance Equity Plan of Cardinal Realty Services, Inc. (the "Plan"); and

     WHEREAS, it is a requirement of the Plan that a Restricted Stock Award Agreement be executed to evidence the Restricted Stock Award granted to the Participant.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

     2. GRANT OF AWARD.  The Company hereby grants to the Participant a
Restricted Stock Award of an aggregate of                (          ) shares of
the common stock, with no par value, of the Company ("Shares") on the terms and conditions set forth herein.

     3. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan will vest upon the achievement of the Performance Goals described in Section
3.4. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

          3.1 Issuance of Shares. Subject to the restrictions in Section 6.3 of the Plan, and set forth in this Agreement, the number of Company Shares granted under a Restricted Stock Award shall be issued in the recipient Participant's name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereafter.

          3.2 Rights of Participants. Shares granted pursuant to Restricted Stock Awards shall be transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 6.3 of the Plan, the Participant shall thereupon be a shareholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares, subject to the restrictions and risks of forfeiture set forth in the Plan. The certificate or certificates for Shares awarded hereunder, together with a suitably executed stock power signed by such Participant, shall be held by the Company in its control for the account of such Participant:

             (i) until the restrictions in Section 6.3 of the Plan and in this Agreement lapse pursuant to the Plan, at which time a certificate for the appropriate number of Shares; in each case, free of all restrictions imposed by the Plan or this Agreement shall be delivered to the Participant, subject to the provisions of Section 5 and Section 6; or

             (ii) until such Shares are forfeited and cancelled as described in
        Section 6.3 of the Plan and in this Agreement.

          3.3 Restrictions. Each Share issued pursuant to this Agreement shall be subject to the following restrictions until such restrictions have lapsed pursuant to Section 6.4 of the Plan:

             (a) Disposition. The Shares awarded to a Participant and held by the Company pursuant to Section 6.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Participant to the Participant's Successor. Any transfer or purported transfer of Shares in violation of the restrictions outlined in this Section 3.3 shall be null and void and shall result in the forfeiture of the Company Shares transferred or purportedly transferred to the Company without notice and without consideration.

                                      A-3-1

             (b) Forfeiture. Any Shares awarded to a Participant under a Restricted Stock Award and held by the Company pursuant to Section 6.2 of the Plan shall be forfeited without notice and without consideration therefor immediately in accordance with the following:

                (i) if the Participant's employment with the Company or Lexford is terminated, the non-vested Shares shall forfeit except that if the Participant terminates employment for "Good Reason" (as defined below) or if the Company terminates the Participant's employment for other than "Misconduct" (as defined below), the Participant will vest in awards based upon performance actually achieved for the Performance Year of such termination as if the Participant were employed for the full Performance Year (to the extent non-vested Shares do not vest as a result of performance during such final Performance Year of employment, such Shares shall be forfeited); and

                (ii) the Participant will forfeit all Shares granted to him or her under this Agreement with respect to any Shares that remain non-vested after the end of the final Performance Year.

     Any Company Shares forfeited under the Plan shall be returned to the Company. Any dividends previously paid with respect to any forfeited Shares shall also be forfeited and returned with the Shares so forfeited.

          3.4 Vesting of Restricted Stock.

             (a) The restrictions on Shares set forth in Section 3.3 shall lapse, and certificates for such Shares held for the Participant in accordance with Section 3.2 shall be distributed to the Participant as described in this Section 3.4. The Performance Goals for the Awards associated with each Performance Year, expressed as a percentage of the Initial Baselines, are as follows:

               SHARE PRICE AND ADJUSTED EBITDA PERFORMANCE GOALS
                    AS A PERCENTAGE OF THE INITIAL BASELINES

                                                             LEVEL I     LEVEL II
                                                             -------     --------
                1997 Performance Year......................   112.00%      118.00%
                1998 Performance Year......................   132.16%      139.24%
                1999 Performance Year......................   155.95%      164.30%

             (b) The amount of Awards that vest for a Performance Year is determined by comparing the Share Price and Adjusted EBITDA as of the last day of such year with the Performance Goals indicated in Section
        3.4 (a) above. If either of the Performance Goals for a level of vesting is achieved, the number of Shares awarded with respect to attainment of such Performance Goal shall vest as soon as practicable following the end of the Performance Year used in determining the Share Price or Adjusted EBITDA, as the case may be. Satisfaction of a Performance Goal for a Performance Year at Level I or Level II results in the vesting of non-vested Awards associated with any prior Performance Year. If the Share Price or Adjusted EBITDA as of the last day of a Performance Year equals or exceeds one or more of the Level I and/or Level II Performance Goals for a subsequent Performance Year, the Awards associated with achievement of such Performance Goals shall vest as soon as practicable following the end of the Performance Year as of which such Share Price and/or Adjusted EBITDA, as the case may be, is measured.

     4. CHANGE IN CONTROL.

          (a) Notwithstanding anything in this Plan to the contrary, upon a Change in Control during any Performance Year, each Participant will vest in Shares in accordance with the following. These provisions shall apply if the Participant is employed by the Company or Lexford at the time of the Change in Control, or if the Participant is terminated in anticipation of the Change in Control, as determined by the Committee.

                                      A-3-2

          (b) Upon a Change in Control, each Participant shall immediately vest in the non-vested Shares associated with any Performance Year, but only if the Share Price as of the date of the Change in Control equals or exceeds the Share Price Performance Goal associated with such Awards; provided, however, that if the Change in Control occurs in 1997 or 1998, the Performance Goals for 1999 (both Level I and Level II) shall be deemed satisfied if the Share Price as of the date of the Change in Control equals or exceeds 110% of the Level II Share Price Performance Goal for 1998 (i.e., 153.16% of the Share Price Initial Baseline).

          (c) A Participant will vest in Shares as described in this Section 4, regardless of whether the Participant continues to be employed by the Company or any successor to the Company.

     5. DEFERRAL OF COMPANY SHARES INTO RABBI TRUST. Within ten (10) days of the approval of this Plan by the shareholders of the Company and prior to the issuance of any Shares under the Plan, each Participant may make a written election to defer the Shares that would otherwise be transferred to him or her upon the vesting of such Shares pursuant to Section 6 and/or Section 7 of the Plan. Such election shall be binding upon such Participant with respect to all Shares he or she would be entitled to receive upon attainment of the Performance Goals as described in Sections 3 and 4 except that any election to receive shares is subject to the provisions of Section 6. If the Participant elects to defer receipt of Shares, such Shares shall be contributed to the Rabbi Trust and held for his or her benefit under the terms of the Rabbi Trust until the Participant's termination of employment with the Company or Lexford, subject to forfeiture under Section 3.3(b). Cash dividends payable with respect to any Shares subject to an Award under the Plan shall be automatically deferred into the Rabbi Trust, invested under the terms thereof and, to the extent not forfeited under Section 3.3(b), distributed at such time as the Shares in respect of which such dividends are payable become taxable to the individual.

     6. CODE SECTION 162(M) LIMITATION. Notwithstanding anything in this Plan to the contrary, to the extent that Code Section 162(m) would operate to limit the Company's federal income tax deduction for remuneration with respect to a Participant, resulting in federal income tax liability to the Company, receipt of Shares shall be deferred into the Rabbi Trust until Section 162(m) no longer operates to result in such federal income tax liability to the Company. The determination of whether Code Section 162(m) operates to limit the Company's deduction in a manner resulting in federal income tax liability to the Company will be determined by the Committee. Payment of the deferred Shares shall occur in the following calendar year (or, if necessary, each subsequent calendar year) to the extent such payment, when added to other remuneration subject to the
Section 162(m) limit for such year, does not result in federal income tax liability to the Company. In administering the deferral mechanism of this
Section 6, the determinations by the Committee shall be final; however, the Committee shall act promptly in making its determinations hereunder and shall not unnecessarily delay transfer of the Shares. Shares deferred hereunder shall be fully vested and shall not be forfeited for any reason, including, without limitation, termination of employment, except as expressly set forth in the Rabbi Trust.

     7. "GROSS-UP" FOR EXCISE TAXES. In the event that any Participant becomes subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), the Company shall pay in cash to the Participant at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Participant shall be equal to the amount that would have been retained had such excise tax not applied, as determined below.

     The following shall govern the determination of the amount of the cash payment described above:

          (i) any other payments or benefits received or to be received by the Participant in connection with a "change in control" of the Company (as defined in Code Section 280G) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code; and

                                      A-3-3

          (ii) For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant's residence upon the change in control, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     The amount of any Gross-Up Payment shall be paid to the Participant at the time of the Change in Control. If the Participant has elected to defer receipt of all Shares into the Rabbi Trust pursuant to Section 5, such deferral shall also apply to any Gross-Up Payment. In the event that the Excise Tax is subsequently determined by the Company's independent auditors to be less than the amount taken into account hereunder at the time of the Change in Control, the Participant shall repay to the Company the excess portion of the Gross-Up Payment plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. If the Gross-Up Payment was deferred into the Rabbi Trust as described above, any return of any portion of the Gross-Up Payment shall be made from the Rabbi Trust. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Change in Control, (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

     8. DEFINITION OF MISCONDUCT AND GOOD REASON.

          8.1 "Good Reason" in connection with a Participant's termination of employment with the Company or Lexford means:

             (a) any reduction in aggregate direct remuneration, position, responsibilities, or duties provided for in accordance with the Participant's employment arrangement, or any material reduction in the aggregate of employee benefits, perquisites, or fringe benefits provided to the Participant pursuant to his employment arrangement if such reduction or material reduction occurs within the six month period immediately preceding the date of the voluntary termination;

             (b) any good faith determination by the Participant that as the result of any Change in Control of the Company, he is unable to carry out the responsibilities, duties, authorities, powers, or functions attached to his position;

             (c) imposition by the Company of any requirement that the Participant's principal place of work be relocated, following a Change in Control of the Company, to a place more than 25 miles from his principal place of work immediately before the Change in Control, or that the Participant travel in connection with his employment to a substantially greater degree than was customary for him prior to the Change in Control; or

             (d) any liquidation, dissolution, consolidation, or merger of the Company, or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation, or otherwise) to which all, or a significant portion, of the Company's assets have been transferred shall have assumed all of the duties and obligations of the Company pursuant to the Plan.

             In addition, termination due to the Participant's death or disability (within the meaning of the Company's disability insurance program or disability policy) shall be deemed to be Good Reason hereunder.

          8.2 "Misconduct" in connection with a Participant's termination of employment with the Company or Lexford means:

             (a) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Participant's duties or in the course of his employment with the Company or Lexford;

                                      A-3-4

             (b) intentional wrongful damage to material assets of the Company or Lexford;

             (c) intentional wrongful disclosure of material confidential information of the Company or Lexford;

             (d) intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or

             (e) breach of any material term of the Participant's employment agreement.

     9. RIGHTS OF AWARD HOLDER. Participants shall not have any of the rights of a shareholder with respect to the Shares granted in a Restricted Stock Award except as described in Sections 3.2 and 3.3.

     10. NONTRANSFERABILITY OF RESTRICTED STOCK AWARDS. A Restricted Stock Award shall not be transferable other than: (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Company Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Restricted Stock Awards theretofore granted, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

     12. FORMS OF RESTRICTED STOCK AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the shareholders of the Company shall constitute the granting of any Restricted Stock Award. An Award shall be granted only by action taken by the Committee. Upon the Committee's designation of the Participant for the receipt of a Restricted Stock Award, the Company's secretary, or such other person as the Committee may designate, shall forthwith send notice thereof to the Participant, in such form as the Committee shall approve, stating the number of Company Shares subject to the Restricted Stock Award, and the other terms and conditions thereof. The notice shall be accompanied by this Agreement, which shall have been duly executed by or on behalf of the Company. Execution by the Participant of this Agreement in accordance with the provisions set forth in the Plan shall be a condition precedent to the receipt of any Award.

     13. RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a Participant who vests in Shares under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificates for such Shares are delivered to the Participant in accordance with the terms of the Plan and this Agreement. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in Shares or from any other amounts payable any time thereafter to the Participant.

     14. DELIVERY OF SHARES. Delivery of certificates for Shares pursuant to the vesting of a Restricted Stock Award may be postponed by the Company for such period as may be required for it to exercise reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Participant to furnish the Company with appropriate representations and a written investment letter prior to the delivery of any Shares pursuant to an Award.

     15. INCORPORATION OF PROVISIONS OF THE PLAN. All of the provisions of the Plan pursuant to which this Agreement is made are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Agreement and the terms in the aforesaid Plan, the Plan

                                      A-3-5
shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

     16. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Agreement.

     17. WAIVER AND MODIFICATION. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

     18. INTERPRETATION. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Participant.

     19. MULTIPLE COUNTERPARTS. This Restricted Stock Award Agreement may be signed in multiple counterparts, all of which taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

     20. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the day and year first above written.

                                          CARDINAL REALTY SERVICES, INC.

                                          By:

                                            ------------------------------------

                                          (PARTICIPANT)

                                          By:

                                            ------------------------------------

                                      A-3-6

                         CARDINAL REALTY SERVICES, INC.

                         PROXY/VOTING INSTRUCTIONS CARD

           THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                    THE ANNUAL MEETING ON [         ], 1997


   The undersigned hereby appoints John B. Bartling, Jr., Mark D. Thompson and Paul R. Selid, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of common stock, without par value, of Cardinal Realty Services, Inc. (the "Company") represented hereby and held of record by the
undersigned on [       ], 1997, at the Annual Meeting of Shareholders to be held
at [                    ], Columbus, Ohio, on [       ], 1997, at [       ] a.m.
(local time) and at any postponements or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If this proxy is signed and returned and no directions are given, this proxy will be voted "FOR" Items 1, 2, and 3 shown on this card, and in accordance with the determination of the named proxies, and any of them, on any other matters that may properly come before the meeting. If you have made any comments on this card, please mark the Comments box on the reverse of this card.


1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except as marked to the contrary).

   [ ] WITHHOLD AUTHORITY to vote for all nominees below.

    (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

    CLASS I DIRECTOR:  PATRICK M. HOLDER
    CLASS II DIRECTORS: JOSEPH E. MADIGAN        GEORGE J. NEILAN
                        GLENN C. POLLACK           STANLEY R. FIMBERG

2. APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO LEXFORD, INC.
              FOR [ ]          AGAINST [ ]         ABSTAIN [ ]

                           (Continued on Other Side)


3. APPROVAL OF THE COMPANY'S 1997 PERFORMANCE EQUITY PLAN
              FOR [ ]          AGAINST [ ]         ABSTAIN [ ]

4. I PLAN TO ATTEND THE ANNUAL MEETING   [ ]

5. I HAVE NOTED COMMENTS BELOW   [ ]


   Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

                                                  Dated:                  , 1997
                                                        ------------------

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                           (Signature)

                                                  Signature(s) must agree with
                                                  the name(s) printed on this
                                                  proxy. If shares are
                                                  registered in two names, both
                                                  shareholders should sign this
                                                  proxy.

                                                  If signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give your full title as such.

        PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.